UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 20, 2020

Date of Report (Date of earliest event reported)

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5615 High Point Drive	Irving	Texas	75038
(Address of Principal Executive Offices)			(Zip Code)

(214) 453-3000

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	HMSY	The Nasdaq Stock Market LLC
The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On December 20, 2020, HMS Holdings Corp., a Delaware corporation (“HMS”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gainwell Acquisition Corp., a Delaware corporation (“Gainwell”), Mustang MergerCo Inc., a Delaware corporation and wholly owned subsidiary of Gainwell (“Merger Sub”), and Gainwell Intermediate Holding Corp., a Delaware corporation (“Intermediate Holdco”). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into HMS (the “Merger”), with HMS continuing as the surviving corporation and a wholly owned subsidiary of Gainwell. The board of directors of HMS (the “HMS Board”) has unanimously approved the Merger Agreement and the transactions contemplated thereby (including the Merger) and directed that the Merger Agreement be submitted to the stockholders of HMS for their adoption.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each share of common stock of HMS issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and, except with respect to shares held by Gainwell or any subsidiary of Gainwell (or any of their respective subsidiaries), by a subsidiary of HMS, in the treasury of HMS or by a stockholder who properly exercises and perfects appraisal of his, her or its shares under Delaware law, automatically converted into and thereafter represent the right to receive $37 in cash (the "Merger Consideration"). In addition, immediately prior to the Effective Time and as a result of the Merger, (a) each option to purchase shares of HMS common stock with an exercise price that is less than the Merger Consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration, net of the exercise price (and subject to applicable tax withholding) and the aggregate number of shares subject to the option, (b) each option to purchase shares of HMS common stock with an exercise price that is equal to or greater than the Merger Consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled for no consideration, (c) except as set forth in item (d) of this sentence, each award of restricted stock units and deferred stock units covering shares of HMS common stock that is outstanding immediately prior to the Effective Time, will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration and the aggregate number of shares subject to the award (with any performance-based goals deemed to be achieved at the “target” level of performance, and subject to applicable tax withholding) and (d) each award of restricted stock units covering shares of HMS common stock that is granted or awarded after the signing date of the Merger Agreement and that is outstanding immediately prior to the Effective Time, will be cancelled and converted into the right to receive a cash payment equal to the product obtained by multiplying (i) the product of the number of shares of HMS common stock underlying the award and a fraction, the numerator of which is the number of days completed from the date of grant until the closing date of the Merger (the “Closing Date”) and the denominator of which is 1,095, and (ii) the Merger Consideration (subject to applicable tax withholding).

The consummation of the Merger is subject to customary closing conditions, including, among others, the following mutual conditions to the obligations of the parties: (i) the adoption of the Merger Agreement by the holders of a majority of HMS's outstanding common stock; (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or having been terminated; (iii) the Merger having not then been enjoined, restrained, made illegal or otherwise prohibited by any applicable law or any order, judgment, decree, injunction or ruling (whether preliminary or final) of any governmental authority; (iv) the truth and accuracy of the other party's representations and warranties in the Merger Agreement, subject in certain cases to a materiality or material adverse effect (each as described in the Merger Agreement) standard; and (v) the compliance with or performance, in all material respects, or in certain instances, in all respects, of the other party's covenants and obligations in the Merger Agreement required to be performed at or prior to the consummation of the Merger. In addition, the consummation of the Merger is subject to the following closing condition to the obligations of Gainwell and Merger Sub: the absence of a "Company Material Adverse Effect" (as defined in the Merger Agreement) with respect to HMS and its subsidiaries, taken as a whole.

HMS has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business, in all material respects, in the ordinary course of business and in a manner consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by Gainwell; (iii) to convene and hold a meeting of its stockholders for the purpose of the adoption of the Merger Agreement by HMS's stockholders; and (iv) subject to certain exceptions, not to withdraw, modify or qualify in a manner adverse to Gainwell the recommendation of the HMS Board in its proxy statement for the foregoing stockholders' meeting that its stockholders vote for the adoption of the Merger Agreement.

HMS has agreed, in each case subject to the fulfillment of certain fiduciary obligations of the HMS Board, (i) to cease any existing, and not to solicit, initiate or knowingly facilitate any additional discussions or negotiations with or encouragement of third parties regarding other proposals to acquire HMS or any alternative business combination transactions to the Merger, (ii) not to furnish non-public information to or participate or engage in negotiations with any third parties in connection with other proposals to acquire HMS or any alternative business combination transactions to the Merger, and (iii) to certain other restrictions on its ability to respond to such proposals. However, subject to the satisfaction of certain conditions, HMS and the HMS Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the recommendation of the HMS Board following receipt of a "Superior Proposal" (as defined in the Merger Agreement) or after an "Intervening Event" (as defined in the Merger Agreement) if the HMS Board has concluded in good faith after consultation with its financial and outside legal advisors that the failure to effect a change of recommendation could reasonably be expected to be inconsistent with the fiduciary duties owed by the HMS Board to the stockholders of HMS under applicable law. The Merger Agreement contains certain termination rights for HMS and Gainwell, including the right of HMS to terminate the Merger Agreement to accept a Superior Proposal after complying with certain requirements. In addition, either party may terminate the Merger Agreement if the Merger is not consummated on or before June 20, 2021. The Merger Agreement further provides that HMS may be required to pay Gainwell a termination fee of $67,392,807 under certain specified circumstances. The Merger Agreement also provides that Gainwell may be required to pay HMS a termination fee of $185,330,219 under certain specified circumstances, as well as to reimburse up to $10,000,000 of out-of-pocket expenses of HMS under certain specified circumstances. In addition, The Veritas Capital Fund VII, L.P. has agreed to guarantee the obligation of Gainwell to pay any termination fee that may become payable by Gainwell to HMS, as well as Gainwell’s obligation to reimburse HMS for certain cooperation costs to be incurred by HMS in connection with its cooperation with Gainwell’s efforts to obtain financing and Gainwell’s obligation to reimburse HMS for certain out-of-pocket expenses under certain specified circumstances.

Gainwell, Intermediate Holdco and Gainwell Holding Corp., a Delaware corporation and wholly-owned subsidiary of Intermediate Holdco (“Holdings”), have obtained financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses (the "Financing"). JPMorgan Chase Bank, N.A. (together with certain of its affiliates, the “Lenders”) has agreed to provide Gainwell with debt financing in an aggregate principal amount of up to $2,486 million on the terms set forth in a debt commitment letter. Additionally, Intermediate Holdco and Holdings have received a preferred equity/payment-in-kind debt commitment in an aggregate amount of up to $1,068 million on the terms set forth in a preferred equity/mezzanine commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter, and the obligations of the preferred Investors (as defined in the preferred equity/mezzanine commitment letter) to provide preferred equity financing and payment-in-kind debt financing under the preferred equity/mezzanine commitment letter are subject to customary terms and conditions. The Merger Agreement provides that Gainwell, Merger Sub and Intermediate Holdco will use reasonable best efforts to do all things necessary or advisable to arrange or obtain the Financing as promptly as practicable following the date of the Merger Agreement and to consummate the Financing on or prior to the Closing Date. The Merger is not conditioned on Gainwell’s and Intermediate Holdco’s receipt of the Financing.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this report are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about HMS in its public reports filed with the Securities and Exchange Commission ("SEC"). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to HMS, Gainwell, Merger Sub or Intermediate Holdco or their respective affiliates.

The Merger Agreement includes customary representations, warranties and covenants of HMS, Gainwell, Merger Sub and Intermediate Holdco made only for the purposes of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement, in accordance with and subject to the terms of the Merger Agreement. The assertions embodied in those representations and warranties were made for the principal purpose of establishing the circumstances in which the parties to the Merger Agreement may have the right not to consummate the transactions contemplated thereby (based on the closing conditions therein that relate to the accuracy of such representations and warranties), rather than establishing matters as facts, and the representations, warranties and covenants set forth in the Merger Agreement (i) may be subject to important qualifications and limitations agreed to by HMS, Gainwell, Merger Sub and Intermediate Holdco in connection with the negotiated terms thereof and (ii) are not intended to, and do not, confer upon any person other than the parties thereto any rights or remedies thereunder, including the right to rely upon the representations and warranties set forth therein. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to HMS's SEC filings or may have been used for purposes of allocating risk among HMS, Gainwell, Merger Sub and Intermediate Holdco rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of HMS, Gainwell, Merger Sub and Intermediate Holdco or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants do not purport to be accurate as of the date of filing of this Form 8-K and may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by HMS. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about HMS, Gainwell, Merger Sub and Intermediate Holdco and their respective subsidiaries, affiliates and businesses that the respective companies include in reports, statements and other filings they may make with the SEC.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 20, 2020, the HMS Board approved the following actions relating to compensatory arrangements with our named executive officers:

Amendments to Employment Agreements

The HMS Board approved entering into (1) the Fourth Amendment to Executive Employment Agreement to be entered into by HMS and William C. Lucia, HMS’s Chairman, President and Chief Executive Officer (the “CEO Amendment”) and (2) an amendment to the employment agreements with each of HMS’s other named executive officers (collectively with Mr. Lucia, the “NEOs”): Jeffrey S. Sherman, HMS’s Executive Vice President, Chief Financial Officer and Treasurer; Emmet W. O’Gara, HMS’s Group President, Population Health Management; and Douglas M. Williams, Jr., HMS’s Executive Vice President, Chief Operating Officer (collectively, the “EVP Amendments”).

Under the CEO Amendment, the term of Mr. Lucia’s employment agreement, which was set to expire on February 28, 2021, was extended through February 28, 2024. The EVP Amendments amend the severance payable under the applicable NEO’s employment agreement upon a termination of employment without “cause” or for “good reason” (each as defined in the applicable NEO’s employment agreement), such that the NEO will receive (i) cash severance in an amount equal to 1.5 times the sum of the NEO’s annual base salary and target bonus opportunity for the year in which the termination occurs, paid in equal installments over the 18-month period following the effective date of the release and (ii) a lump sum amount equal to 18 times the difference between the NEO’s monthly COBRA coverage premium and the NEO’s then-monthly employee contribution. Additionally, under the CEO Amendment and the NEO Amendments, Mr. Lucia and the other NEOs will receive HMS-provided financial and tax services for the one-year period following a termination of employment without cause or for good reason that occurs within 24 months following a change in control of HMS. Any severance payments and/or benefits will be subject to the executive’s timely execution and non-revocation of a release.

Transaction Bonuses

The HMS Board approved transaction success bonuses for certain key employees of HMS, including the following NEOs: (i) Mr. Lucia, in an amount equal to $1,275,000; (ii) Mr. Sherman, in an amount equal to $550,000; (iii) Mr. O’Gara, in an amount equal to $212,500; and (iv) Mr. Williams, in an amount equal to $550,000 (collectively, the “Transaction Success Bonuses”). The Transaction Success Bonuses will be evidenced by a letter agreement (the “Transaction Bonus Letter Agreement”), which provides that the executive will be entitled to receive the Transaction Success Bonus, which will be paid in a single lump sum no later than 30 days following the Closing Date, subject to the executive’s continued employment with HMS through the Closing Date, or earlier termination without cause or for good reason.

Retention Bonuses

The HMS Board adopted the HMS Holdings Corp. Retention Bonus Plan (the “Retention Plan”), effective as of December 20, 2020, and approved retention bonuses under the Retention Plan for certain key employees, including certain NEOs. Each of Messrs. Sherman, O’Gara, and Williams was granted a retention bonus equal to 75% of his annual base salary, or $412,500, $318,750, and $412,500, respectively (collectively, the “Retention Bonuses”). Pursuant to the terms of the Retention Plan, each Retention Bonus will vest in full on the 90-day anniversary of the Closing Date, subject to the applicable NEO’s continued employment with HMS through such date. If the NEO’s employment is terminated without “cause” or for “good reason” after the Closing Date but prior to the 90-day anniversary of the closing, the NEO will be entitled to receive the Retention Bonus, subject to the NEO’s timely execution and non-revocation of a release.

The foregoing descriptions of the CEO Amendment, EVP Amendment, Transaction Bonus Letter Agreement and Retention Plan do not purport to be complete and are qualified in their entirety by reference to the applicable documents attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, each of which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 20, 2020, by and among Gainwell Acquisition Corp., Mustang MergerCo Inc., Gainwell Intermediate Holding Corp. and HMS Holdings Corp. (filed herewith)*
10.1	Fourth Amendment to Executive Employment Agreement, by and between William C. Lucia and HMS Holdings Corp., effective as of December 20, 2020.
10.2	Form of First Amendment to Amended and Restated Executive Employment Agreement, by and between each of Jeffrey S. Sherman, Emmet W. O’Gara, and Douglas M. Williams, Jr. and HMS Holdings Corp., effective as of December 20, 2020.
10.3	Form of Transaction Bonus Letter, effective as of December 20, 2020.
10.4	HMS Holdings Corp. Retention Bonus Plan, effective as of December 20, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. HMS will furnish copies of any such schedules to the SEC upon request.

Additional Information and Where to Find It

This communication relates to the proposed merger (the “Merger”) of HMS Holdings Corp., a Delaware corporation (“HMS”), with Gainwell Acquisition Corp., a Delaware corporation (“Gainwell”) and Mustang MergerCo Inc., a Delaware corporation and wholly owned subsidiary of Gainwell (“Merger Sub”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 20, 2020, by and among HMS, Gainwell, Merger Sub and Gainwell Intermediate Holding Corp., a Delaware corporation (the “Merger Agreement”).

This communication may be deemed solicitation material in respect of the Merger. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed merger, HMS plans to file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. HMS may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by HMS with the SEC. BEFORE MAKING ANY VOTING DECISION, HMS’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY HMS WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the proxy statement and other documents HMS files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. HMS makes available free of charge at www.hms.com (in the “SEC Filings” subsection of the “Financials and Filings” section under the “Investors” heading), copies of materials it files with, or furnishes to, the SEC.

Participants in the Solicitation

HMS and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from HMS’s stockholders in connection with the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of HMS’s directors and executive officers in HMS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 24, 2020, and its definitive proxy statement for the 2020 annual meeting of stockholders, which was filed with the SEC on April 17, 2020. To the extent the holdings of HMS securities by HMS’s directors and executive officers have changed since the amounts set forth in HMS’s proxy statement for its 2020 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and HMS’s website at www.hms.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain information, including financial estimates and statements as to, among other things, the expected timing, completion and effects of the Merger, which may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties, and actual results may materially differ. The forward-looking statements contained in this communication, including without limitation statements regarding anticipated benefits and effects of the anticipated merger of HMS and Gainwell, relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. All statements other than statements of historical fact or relating to present facts or current conditions included in this communication are forward-looking statements.

Forward-looking statements may include words such as “aim,” “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “likely,” “may,” “outlook,” “plan,” “potential,” “project,” “seek,” “strategy,” “target,” “trend,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions, although some forward-looking statements may be expressed differently.

Forward-looking statements are not guarantees and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from past results and from those indicated by such forward-looking statements if known or unknown risks or uncertainties materialize, or if underlying assumptions prove inaccurate. These risks and uncertainties include, among other things: the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; the failure by Gainwell or Merger Sub to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; the risk that the Merger Agreement may be terminated in circumstances requiring HMS to pay a termination fee; the risk that the Merger disrupts HMS’s current plans and operations or diverts management’s attention from its ongoing business; the effect of the announcement of the Merger on the ability of HMS to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; the effect of the announcement of the Merger on HMS’s operating results and business generally; the amount of costs, fees and expenses related to the Merger; the risk that HMS’s stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against HMS and others; the course of the COVID-19 pandemic and the responses to the pandemic, and their effects on our business and operations, including those of our customers and partners, and general economic, business and market conditions; our ability to execute our business plans or growth strategy; our ability to innovate, develop or implement new or enhanced solutions or services; the nature of acquisition, investment, strategic relationship and divestiture opportunities we are pursuing, and our ability to successfully execute on such opportunities; our ability to successfully integrate acquired businesses and operations and realize synergies; significant and increased competition related to our solutions and services; variations in our results of operations; our ability to accurately forecast the revenue under our contracts and solutions; our ability to protect our systems from damage, interruption or breach, and to maintain effective information and technology systems and networks, including during a catastrophic or extraordinary event, such as COVID-19; our ability to protect our intellectual property rights, proprietary technology, information processes and know-how; our failure to maintain a high level of customer retention or the unexpected reduction in scope or termination of key contracts with major customers; customer dissatisfaction or our non-compliance with contractual provisions or regulatory requirements; our failure to meet performance standards triggering significant costs or liabilities under our contracts; our inability to manage our relationships with data sources and suppliers; our reliance on subcontractors and other third party providers and parties to perform services; our ability to secure future contracts and favorable contract terms through the competitive bidding process; pending or threatened litigation; unfavorable outcomes in legal proceedings; our success in attracting and retaining qualified employees and members of our management team; our ability to generate sufficient cash to cover our interest and principal payments under our credit facility; changes in tax laws, regulations or guidance and unexpected changes in our effective tax rate; unanticipated increases in the number or amount of claims for which we are self-insured; accounting changes or revisions; risks relating to our international operations, including political, regulatory, economic, foreign exchange, tax compliance and other risks; changes in the healthcare environment or healthcare financing system, including regulatory, budgetary or political actions that affect healthcare spending or the practices and operations of healthcare organizations; our failure to comply with applicable laws and regulations governing individual privacy and information security, domestically and internationally, or to protect such information from theft and misuse; our ability to comply with current and future legal and regulatory requirements; negative results of government or customer reviews, audits or investigations; state or federal limitations related to outsourcing of certain government programs or functions; restrictions on bidding or performing certain work due to perceived conflicts of interests; the market price of our common stock and lack of dividend payments; anti-takeover provisions in our corporate governance documents; and the other important factors discussed under the headings “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” of our 2020 Form 10-K, and in other documents we file with the SEC.

Any forward-looking statements made by us in this communication speak only as of the date on which they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. We caution readers not to place undue reliance upon any of these forward-looking statements. You are advised, however, to consult any further disclosures we make on related subjects in our reports and other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS HOLDINGS CORP.
Date: December 20, 2020
	By:	/s/ Jeffrey S. Sherman
Jeffrey S. Sherman
Executive Vice President,
Chief Financial Officer and Treasurer

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GAINWELL ACQUISITION CORP.,

MUSTANG MERGERCO INC.,

GAINWELL INTERMEDIATE HOLDING CORP.

AND

HMS HOLDINGS CORP.

December 20, 2020

TABLE OF CONTENTS

i

ii

Section 7.14	Termination of Company Credit Agreement	70

Exhibit A	Form of Certificate of Merger
Schedule A	Antitrust Approvals

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 20, 2020, is entered into by and among HMS Holdings Corp., a Delaware corporation (the “Company”), Gainwell Acquisition Corp., a Delaware corporation (“Parent”), Mustang MergerCo Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Gainwell Intermediate Holding Corp., a Delaware corporation (“Intermediate Holdco”).

RECITALS

WHEREAS, the board of directors of Merger Sub and the board of directors of the Company (the “Company Board”) have approved and declared advisable and in the best interests of each corporation and its respective stockholders, and the board of directors of Parent has approved and declared advisable and in the best interests of its stockholders, this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”), as more fully provided in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, Parent, as the sole stockholder of Merger Sub, has approved the adoption of this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the Company Board has unanimously resolved to recommend that the Company’s stockholders approve the adoption of this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, as an inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, The Veritas Capital Fund VII, L.P., a Delaware limited partnership (the “Guarantor”), has delivered to the Company a guaranty (the “Guaranty”), pursuant to which the Guarantor has agreed to guarantee certain of the obligations of Parent and Merger Sub hereunder; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

Article I.
DEFINITIONS

Section 1.01       Definitions.

(a)              As used in this Agreement, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality terms no less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement; provided, however, that such agreement need not contain a standstill.

“Acquired Companies” means, collectively, the Company and each of its Subsidiaries.

“Acquisition Proposal” means, other than the Transactions or any other proposal or offer from Parent or any of its Subsidiaries, any proposal or offer from a Third Party relating to (a) any acquisition or purchase, in a single transaction or series of related transactions, of (i) twenty percent (20%) or more of the assets of the Acquired Companies, taken as a whole, or (ii) twenty percent (20%) or more of the combined voting power of the Company; (b) any tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in the Exchange Act) acquiring beneficial ownership of twenty percent (20%) or more of the combined voting power of the Company; (c) any merger, consolidation, amalgamation, joint venture, business combination, recapitalization, issuance of securities, liquidation, dissolution, share exchange or other transaction involving the Company or any of its Subsidiaries in which a Third Party, a “group” (as defined in the Exchange Act) or their respective shareholders, if consummated, would acquire twenty percent (20%) or more of the combined voting power of the Company or the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity; or (d) any combination of the foregoing.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such first-mentioned Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.

“Anti-Corruption Laws” means all Applicable Laws relating to the prevention of corruption, bribery and money laundering, including (in each case, as applicable) the U.S. Foreign Corrupt Practices Act of 1977, as amended; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the relevant common law or legislation in England and Wales relating to bribery and/or corruption, including, the Public Bodies Corrupt Practices Act 1889; the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001; the Bribery Act 2010; the Proceeds of Crime Act 2002; and any applicable anti-bribery or anti-corruption related provisions in criminal and anti-competition laws and/or anti-bribery, anti-corruption and/or anti-money laundering laws of any jurisdiction in which the Company or any of its Subsidiaries operates or any successor statute, rules or regulations thereto.

“Antitrust Authorities” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (whether U.S., foreign or multinational).

“Applicable Law” means, with respect to any Person, any Law or Governmental Order, in each case, that is binding upon or applicable to such Person, as amended, unless expressly specified otherwise.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is closed.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, rules or regulations thereto.

“Commitment Letters” means the Debt Commitment Letter and the Intermediate Holdco Commitment Letter.

“Company Balance Sheet Date” means December 31, 2019.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Company Compensatory Award” means each Company Option, Company RSU Award and a Company DSU Award.

“Company Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of May 3, 2013, as amended by Amendment No. 1, dated as of March 8, 2017, and Amendment No. 2, dated as of December 19, 2017, among the Company, as borrower, the guarantors party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent and Merger Sub in connection with the execution of this Agreement.

“Company DSU Award” means deferred stock units with respect to shares of Company Common Stock that are outstanding under the Company’s Director Deferred Compensation Plan.

“Company IP” means all Intellectual Property Rights owned or purported to be owned by any Acquired Company.

“Company IT Systems” means IT Systems that are owned by or are licensed or leased to an Acquired Company for use in the conduct of its business.

“Company Material Adverse Effect” means any event, change, effect, fact, circumstance, development, condition or occurrence (each an “Effect”) that (a) has, or would reasonably be expected to, prevent or materially impair the ability of the Company to consummate the Transactions, or (b) has had, or would reasonably be expected to have a material adverse effect on the results of operations or financial condition of the Acquired Companies, taken as a whole; provided, however, that, for purposes of this clause (b), in no event would any of the following, alone or in combination, be deemed to constitute, nor shall any of the following (including the Effect of any of the following) be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (i) any change in Applicable Law, GAAP or any applicable accounting standards or any interpretation thereof; (ii) general economic, political or business conditions or changes therein, or acts of terrorism, epidemics or pandemics (including COVID-19), disease outbreaks or changes in geopolitical conditions (including commencement, continuation or escalation of war, armed hostilities or national or international calamity) or any escalation or worsening relating to the foregoing, including any escalation or worsening of stoppages, shutdowns or habits or behavior of people, or any response of any Governmental Authority (including requirements for business closures or “sheltering-in-place”), related to any of the foregoing; (iii) financial and capital markets conditions, including interest rates and currency exchange rates, and any changes therein; (iv) seasonal fluctuations in the business of the Acquired Companies; (v) any change generally affecting the industries in which the Acquired Companies operate; (vi) the negotiation, entry into or announcement of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement (including (A) the initiation of litigation by any stockholder of the Company (or a derivative or similar claim) to the extent asserting allegations of breach of fiduciary duty or under securities laws relating to this Agreement or the Transactions or (B) any termination of, reduction in or similar negative impact on the Company’s reputation or relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Acquired Companies, in each case, to the extent resulting from the negotiation, entry into, announcement, pendency or performance of this Agreement or identity of the parties to this Agreement or any communication by Parent regarding the plans or intentions of Parent with respect to the conduct of business of the Acquired Companies) (provided that this clause (vi) shall not apply to, and shall be disregarded with respect to, references to “Company Material Adverse Effect” in representations and warranties made by the Company in Section 4.02, Section 4.03, Section 4.04 and Section 4.16(h)); (vii) the compliance with the terms of this Agreement; (viii) the taking of any action (or the omission of any action) expressly required or permitted by this Agreement or requested by Parent in writing; (ix) any act of God or natural disaster; (x) any change in the price or trading volume of the Company’s securities or other financial instruments, in and of itself (provided that this clause (x) shall not prevent a determination that any change or Effect underlying such change has resulted in a Company Material Adverse Effect (to the extent such change or Effect is not otherwise excluded from this definition of Company Material Adverse Effect)); (xi) any failure of the Acquired Companies to meet any internal or published projections, estimates or forecasts (provided that this clause (xi) shall not prevent a determination that any change or Effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or Effect is not otherwise excluded from this definition of Company Material Adverse Effect)); or (xii) for purposes of Section 8.02(c), (A) any matters set forth in the Company Disclosure Letter or (B) subject to the preamble to Article IV, any matters set forth in the Company SEC Documents that modifies a representation or warranty set forth in Article IV, solely to the extent the effect of which is reasonably foreseeable and reasonably apparent on the face of such disclosure as of the date hereof; provided, further, that in the case of the foregoing clauses (i), (ii), (iii), (iv), (v) and (ix), except to the extent that such matters disproportionately impact the Acquired Companies (taken as a whole) relative to other businesses in the industries in which the Acquired Companies operate.

“Company Option” means an option to purchase Company Common Stock.

“Company Preferred Stock” means the preferred stock, $0.01 par value per share, of the Company.

“Company RSU Award” means an award of restricted stock units, with respect to shares of Company Common Stock that are subject to vesting or forfeiture (including performance-vesting conditions).

“Company Software” means Software included in the Company IP.

“Company Stock Plans” means the Company’s Director Deferred Compensation Plan, Fourth Amended and Restated Stock Plan, 2016 Omnibus Incentive Plan and 2019 Omnibus Incentive Plan, each as amended from time to time, and any other stock options plans or other equity or equity-related plans of the Company.

“Company Termination Fee” means an amount in cash equal to $67,392,807.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of October 9, 2020 between Gainwell Acquisition Corp. and the Company.

“Continuing Employees” means all employees of the Company or any of its Subsidiaries who, as of the Closing, continue their employment with Parent, the Surviving Corporation or any of their Subsidiaries.

“Contract” means any legally binding contracts, agreements, subcontracts, arrangements, understandings, leases, subleases, licenses, sublicenses, letter contracts or other commitments or undertakings.

“Debt Commitment Letter” means the debt commitment letter, dated as of the date hereof, among Holdings, Parent and the Financing Sources party thereto (including all exhibits, annexes, schedules, term sheets and executed fee letters related thereto (which fee letters may be redacted to omit fee amounts, pricing terms, pricing caps and certain other economic terms that do not impact the amount or availability of the Debt Financing or expand the conditions to obtaining the Debt Financing on the Closing Date), attached thereto or contemplated thereby), dated as of the date hereof, as the same may be amended, amended and restated, supplemented, modified or replaced in compliance with this Agreement (including in connection with any Second Lien Giveaway or Replacement Commitment Facility), pursuant to which the Financing Sources party thereto have agreed, subject only to the applicable Financing Conditions, to provide or cause to be provided the Debt Financing.

“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter (including (a) any “market flex” terms in the related fee letters and (b) any Second Lien Giveaway and/or any Replacement Commitment Facility).

“Debt Financing Documents” means any credit agreements, guarantees, pledge and security documents, other similar definitive financing documents and any customary certificates (including a customary solvency certificate) (including, in each case, any schedules and exhibits thereto), contemplated by the Debt Financing.

“Environmental Laws” means any and all applicable foreign, U.S. federal, state or local Laws (a) relating to the protection of human health, the environment, natural resources or occupational health and safety; or (b) imposing liability for, or standards of conduct concerning, the generation, treatment, storage, Release, cleanup, remediation, transport, disposal or handling of Hazardous Materials, in each case, as in effect on and as interpreted as of the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Financing” means (a) the Debt Financing (including, for the avoidance of doubt, any debt financing incurred pursuant to any Second Lien Giveaway and/or any Replacement Commitment Facility), (b) the Preferred Equity Financing and (c) the Holdco PIK Financing.

“Financing Conditions” means (a) with respect to the Debt Financing, the conditions precedent set forth in Annex III of the Debt Commitment Letter and (b) with respect to the Preferred Equity Financing and the Holdco PIK Financing, the conditions precedent set forth in Exhibit C of the Intermediate Holdco Commitment Letter.

“Financing Documents” means, collectively, (a) the Debt Financing Documents, (b) the Preferred Equity Financing Documents and (c) the Holdco PIK Financing Documents.

“Financing Related Persons” means, collectively, (a) the Financing Sources, (b) any Affiliates of the Financing Sources, (c) the respective officers, directors, employees, managers, managing members, general partners, limited partners, managed accounts, agents, advisors (including financial, tax and legal advisors) and other Representatives of the Persons described in the foregoing clauses (a) and (b), and (d) the successors and permitted assigns of any of the foregoing.

“Financing Sources” means the Persons that are party to, and have committed to provide or arrange all or any part of the applicable Financing pursuant to the applicable Commitment Letters and/or any additional or replacement lender, investor, arranger, bookrunner, syndication agent or other entity acting in a similar capacity for the applicable Financing (including, for the avoidance of doubt, any Person providing commitments for the Second Lien Giveaway and/or any Replacement Commitment Facility but excluding, for the avoidance of doubt, Holdings, Parent, Merger Sub and Intermediate Holdco).

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Government Bid” means (i) any outstanding bid, offer or proposal that, if accepted or successful, would reasonably be expected to result in a Government Contract and (ii) any bid, offer or proposal that no longer remains outstanding but that was the subject of, or did result in, a Government Contract.

“Government Contract” means any prime contract, subcontract, blanket purchase agreement, joint venture agreement, basic ordering agreement, pricing agreement, letter contract, task order, delivery order, purchase order or any other Contract, between any Acquired Company, on the one hand, and, on the other hand, (i) any Governmental Authority, (ii) any prime contractor of a Governmental Authority in its capacity as a prime contractor or (iii) any subcontractor at any tier with respect to any Contract described in clauses (i) and (ii), on the other hand. Government Contract does not include any Contract with a Medicaid managed care organization, or Medicare Advantage organization administering a Federal Employees Health Benefits plan. A task, purchase or delivery order under a Government Contract or any amendment, supplement, change order, or modification to a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Governmental Authority” means any federal, state, county, provincial, municipal, local, supranational or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, quasi-governmental authority, court or tribunal, or any self-regulatory organization (including Nasdaq).

“Governmental Order” means any order, judgment, injunction, decree, writ, ruling, stipulation, decision, verdict, determination or award, in each case, made, issued, promulgated or entered, whether preliminary or final, by or with any Governmental Authority (including any judicial or administrative directives).

“Hazardous Materials” means any substance, pollutants, contaminants and hazardous or toxic materials, substances or wastes that are registered, listed, defined, designated or classified as hazardous, toxic or otherwise harmful under any Environmental Law, including asbestos, asbestos containing materials, polychlorinated biphenyls, polyfluoroalkyl substances, petroleum or petroleum products, radioactive materials and microbial matter, urea formaldehyde and radon gas.

“Holdco PIK Financing” means the PIK financing to be provided pursuant to the Intermediate Holdco Commitment Letter.

“Holdco PIK Financing Documents” means the definitive financing documents, pledge and security documents and any customary certificates (including a customary solvency certificate) (including, in each case, any schedules and exhibits thereto), contemplated by the Holdco PIK Financing.

“Holdings” means Gainwell Holding Corp., a Delaware corporation and wholly-owned subsidiary of Intermediate Holdco.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Indebtedness” means, with respect to any Person and as of any time of determination (and without duplication), all obligations (including, as applicable, the principal and accrued and unpaid interest thereon, any prepayment, redemption fees, premiums, penalties and any other amounts payable that would arise at the Closing as a result of the discharge of the obligations, including, in each case, any such amounts set forth in the applicable Payoff Letter) of such Person consisting of (a) indebtedness for borrowed money; (b) evidenced by bonds, notes, debentures, or similar instruments (but excluding performance bonds, surety bonds and similar instruments); (c) all obligations under leases required to be treated as capital leases in accordance with GAAP; (d) earn-outs or the deferred purchase price of property, goods or services (but excluding trade payables, accrued expenses and accruals incurred in the ordinary course of business); (e) all indebtedness secured by a Lien (other than any Permitted Lien) on property or assets owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed; (f) reimbursement obligations with respect to letters of credit, bankers’ acceptances, performance bonds, surety bonds or similar obligations, in each case solely to the extent drawn; (g) commitments to repurchase equity securities of such Person; (h) any obligations in respect of currency or interest rate swaps, collars, caps, hedges, or similar arrangements; or (i) obligations of such Person or such Person’s Subsidiaries to guarantee any of the foregoing types of obligations on behalf of any other Person (other than, in each case, any such obligations solely between or among such Person and its Subsidiaries).

“Intellectual Property Rights” means all United States, foreign, and international rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) patents, patent applications, including provisionals, continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, including foreign equivalents; (b) trademarks, trade names, logos, service marks and other rights in source identifiers, and all applications, registrations and renewals therefor, together with all goodwill associated therewith; (c) copyrights and other works of authorship, and all applications, registrations and renewals therefor; (d) Software; and (e) trade secrets, know-how and other confidential information or proprietary information.

“Intermediate Holdco Commitment Letter” means the commitment letter, dated as of the date hereof, among Intermediate Holdco and the Financing Sources party thereto (including all exhibits, annexes, schedules, term sheets and executed fee letters related thereto (which fee letters may be redacted to omit fee amounts, pricing terms, pricing caps and certain other economic terms that do not impact the amount or availability of the Preferred Equity Financing or the Holdco PIK Financing or expand the conditions to obtaining the Preferred Equity Financing or the Holdco PIK Financing on the Closing Date), attached thereto or contemplated thereby), as the same may be amended, amended and restated, supplemented, modified or replaced in compliance with this Agreement, pursuant to which the parties thereto have agreed, subject only to the applicable Financing Conditions, to provide or cause to be provided the Preferred Equity Financing and the Holdco PIK Financing.

“Intervening Event” means any Effect (other than an Acquisition Proposal) that, individually or in the aggregate, is material to the Acquired Companies, taken as a whole, that is not known or reasonably foreseeable (or the magnitude of which is not known or reasonably foreseeable) to or by the Company Board as of the date of this Agreement, which Effect (or the magnitude of which) becomes known to or by the Company Board prior to adoption of this Agreement by the Required Company Stockholder Approval.

“IRS” means the United States Internal Revenue Service.

“IT Systems” means devices, computers, Software, hardware, servers, networks, systems, workstations, routers, hubs, circuits, switches, telecommunication systems, data communication lines, and other information technology equipment and assets and related infrastructure or facilities.

“Knowledge” means, (a) with respect to the Company, the actual knowledge, after reasonable inquiry, of each of Maria Perrin, Doug Williams, Jacob Sims (in each case of the foregoing individuals, solely with respect to the representations and warranties contained in Article IV that are relevant to their respective roles at the Company), Jeffrey Sherman, Meredith Bjorck (for purposes of Section 4.09(a)(xiv), the reasonable inquiry of Meredith Bjorck shall be deemed to include reasonable inquiry of Bill Lucia), David Alexander and Greg Aunan, and (b) with respect to Intermediate Holdco, Parent and Merger Sub, the actual knowledge, after reasonable inquiry, of each of Jamie Dimitri, Jay Logonsz and Sas Mukherjee.

“Law” means any and all domestic (federal, state or local), supranational or foreign laws, statutes, codes, rules, regulations, ordinances, treaties, orders, judgments or decrees, in each case, promulgated by any Governmental Authority.

“Leased Real Property” means real property leased, licensed or subleased by an Acquired Company (as lesser, lessee, licensor or licensee).

“Lender Protective Provisions” means Sections 9.03(e), 10.04, 10.06, 10.07, 10.08, 10.09, 10.11 and 10.13.

“Lien” means any mortgage, easement, deed of trust, pledge, hypothecation, encumbrance, security interest, charge, claim, option or other similar lien or restriction.

“Most Recent Balance Sheet” means the consolidated balance sheet of the Company as of December 31, 2019, which is included in the Company’s Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019.

“Nasdaq” means the Nasdaq Stock Market LLC or any successor exchange.

“New Company RSU Award” means a Company RSU Award that, to the extent permitted and in accordance with Section 6.01(a), is granted or awarded between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with Section 6.01(a).

“Open Source Software” shall mean any Software (in source or object code form) that is subject to (a) a license commonly referred to as an “open source” or “free software” license (including any software licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, or Apache Software License, or any other public source code license arrangement or any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org or any other public source code license arrangement or any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org) or (b) any other license or other agreement that requires, as a condition of the use, modification or distribution of Software subject to such license or agreement, that such Software or other Software linked with, called by, combined or distributed with such Software be (i) disclosed, distributed, made available, offered, licensed or delivered in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (iv) redistributable at no charge.

“Owned Real Property” means each parcel of real property owned by an Acquired Company.

“Parent Parties” means, collectively, (a) Parent; (b) Merger Sub; (c) the Guarantor; (d) Intermediate Holdco; (e) the Financing Related Persons; (f) any former, current or future general or limited partners, members, stockholders, directors, officers, employees, agents, managers, attorneys or other representatives of any Person named in the foregoing clauses (a) through (e); and (g) any Affiliate of any Person contemplated by the foregoing clauses (a) through (f).

“Parent Termination Fee” means an amount in cash equal to $185,330,219.

“Payoff Letter” means, with respect to the Company Credit Agreement, a customary payoff letter executed by the lenders (or their duly authorized agent or representative) thereunder, which states the aggregate amount of Indebtedness thereunder as of the date specified in such letter (together with a customary per diem for payment following such date) and the instructions for payment of the same to discharge such obligations under such Indebtedness, which letter shall also state that, upon receipt of payment of such amount (together with the per diem, to the extent applicable) in cash in immediately available funds (A) all obligations and liabilities under the Company Credit Agreement (other than those liabilities that expressly survive the termination thereof) shall be satisfied and all commitments under the Company Credit Agreement shall be terminated (to the extent applicable, other than any issued and outstanding letters of credit thereunder for which alternative arrangements may have been agreed) and (B) all Liens on the capital stock, property and assets of the Company and its Subsidiaries securing such Indebtedness (to the extent applicable, other than any cash collateral or other arrangements to backstop any letters of credit issued and outstanding under the Company Credit Agreement that are not terminated at Closing) shall be released and that the Company and its Subsidiaries and/or Parent or any of its Affiliates are authorized to file such documents and instruments as are necessary to evidence such release.

“Permits” means all licenses, permits, registrations, accreditations, certifications, qualifications, consents, approvals, exemptions, franchises, ordinances, or other similar authorizations required, issued or otherwise granted by any Governmental Authority or accrediting body.

“Permitted Liens” means (a) Liens for Taxes not yet delinquent or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of the Acquired Companies to the extent required by GAAP, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens or encumbrances arising by operation of Applicable Law arising in the ordinary course of business, (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security or foreign equivalents or any other similar obligations, (d) zoning, building codes, and other land use Laws regulating the use or occupancy of Real Property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such Real Property and that (i) are not violated by the current use and operation of such Real Property or the operation of the business of the Acquired Companies and (ii) do not, and would not reasonably be expected to, individually or in the aggregate, materially impair the intended use of, such Real Property, (e) with respect to Real Property, (A) Liens disclosed on existing title reports or existing surveys made available to Parent, (B) Liens encumbering the interest of the fee owner or any superior lessor, sublessor or sublicensor, and (C) any other non-monetary Liens disclosed to Parent that, in the case of each of the foregoing clauses (A) through (C), would not, and could not reasonably be expected to, individually or in the aggregate, interfere materially with the ordinary conduct of the business of the Acquired Companies at, or materially detract from the value of, such Real Property, (f)  Liens to be released on or prior to the Closing Date, (g) Liens described in Section 1.01(a) to the Company Disclosure Letter, and (h) licenses of Intellectual Property Rights entered into in the ordinary course of business.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Preferred Equity Financing” means the preferred equity financing to be provided pursuant to the Intermediate Holdco Commitment Letter.

“Preferred Equity Financing Documents” means the definitive financing documents and any customary certificates (including a customary solvency certificate) (including, in each case, any schedules and exhibits thereto), contemplated by the Preferred Equity Financing.

“Principal” means any officer, director, owner, partner, or a person having primary management or supervisory responsibilities within a business, as defined in Federal Acquisition Regulation 52.209-5.

“Proceeding” means any claim, causes of action, action, suit, claim, complaint, demand, hearing, enforcement, assessment, arbitration, lawsuit or inquiry, or any proceeding or investigation, by or before any Governmental Authority.

“Real Property” means, collectively, the Leased Real Property and the Owned Real Property.

“Registered IP” means all Company IP that is registered, recorded, or filed with any Governmental Authority or a domain name registrar.

“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal or release of Hazardous Materials from any source into or upon the environment.

“Replacement Commitment Facility” has the meaning set forth in the Debt Commitment Letter as in effect on the date of this Agreement.

“Representatives” means, with respect to any Person, (a) such Person’s Affiliates and (b) such Person’s and each such Affiliate’s respective controlling shareholders, general partners, managing members, officers, directors, managers, employees, agents, attorneys, investment bankers, accountants, advisors, consultants and other authorized representatives.

“Required Information” means, as of any date of determination, the financial information with respect to the Company that is required to satisfy the condition precedent set forth in (i) clauses (a) and (b) of paragraph 7 of Annex III of the Debt Commitment Letter (as in effect on the date hereof) as of such date and (ii) clauses (a) and (b) of paragraph 6 of Exhibit C of the Intermediate Holdco Commitment Letter (as in effect on the date hereof) as of such date.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission (or any successor thereto).

“Second Lien Giveaway” has the meaning set forth in the Debt Commitment Letter as in effect on the date of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Software” means all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, and all firmware, whether in source code, object code, or other form, and (b) documentation, including user manuals and other training documentation relating to any of the foregoing.

“Subsidiary” of a Person means any other Person with respect to which the first Person (a) has the right to elect a majority of the board of directors or other Persons performing similar functions or (b) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly through one or more other Persons.

“Superior Proposal” means an Acquisition Proposal (except the references therein to “twenty percent (20%)” shall be replaced by “fifty percent (50%)”) made by a Third Party (other than resulting from a breach of Section 6.02(a) (other than any such breach that is immaterial and unintentional)) that the Company Board determines in good faith, after consultation with its financial and outside legal advisors, taking into account such factors as the Company Board considers to be appropriate (including the conditionality, timing and likelihood of consummation of such proposal), would result in a transaction that is more favorable from a financial perspective to the Company’s stockholders than the Transactions (including taking into account any the Company Termination Fee, if applicable).

“Tax” means any and all U.S. federal, state or local or non-U.S. taxes, including any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, personal property, environmental or windfall profit, custom duty or other tax of any kind, together with any charges, interest, penalty, addition to tax or additional amount imposed with respect thereto by any Governmental Authority responsible for the imposition of any such tax.

“Tax Return” means any return, report, declaration, information return or other document (including schedules thereto, other attachments thereto or amendments thereof) filed or required to be filed with any taxing authority in connection with the determination, assessment or collection of any Tax, or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Third Party” means any Person other than Intermediate Holdco, Parent, Merger Sub and their respective Affiliates.

“Transactions” means the Merger and the other transactions contemplated by this Agreement.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other similar fees and charges incurred in connection with the consummation of the Transactions.

(b)              Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
7.04 Indemnitee	7.04(a)
Adverse Recommendation Change	6.02(c)
Affiliate Arrangement	4.21
Agreement	Preamble
Alternative Acquisition Agreement	6.02(a)(ii)
Antitrust Laws	4.03
Book-Entry Share	3.01(b)
Cancelled Shares	3.01(c)
Capitalization Date	4.05(a)
Certificate	3.01(b)
Certificate of Merger	2.02(a)

Term	Section
Closing	2.01
Closing Date	2.01
COBRA	4.16(f)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	4.02(b)
Company Closing Certificate	8.02(d)
Company Financial Statements	4.06(a)
Company Fundamental Representations	8.02(a)(i)
Company Leases	4.09(a)(v)
Company Licenses	4.10(b)
Company Material Contract	4.09(a)
Company Parties	9.03(c)
Company Reimbursable Expenses	9.03(d)
Company SEC Documents	4.06(a)
Company Stockholder Meeting	7.02(c)
Compensatory Award Fund	3.02(a)
D/RSU Consideration	3.05(b)(ii)
Data Privacy and Security Laws	4.10(e)
Delaware Secretary of State	2.02(a)
DGCL	Recitals
Dissenting Share	3.06
DSU/RSU Consideration	3.05(b)(ii)
Effect	1.01(a) (Company Material Adverse Effect)
Effective Time	2.02(a)
End Date	9.01(b)
Enforceability Exceptions	4.02(a)
Exchange Fund	3.02(a)
Guarantor	Recitals
Guaranty	Recitals
Insurance Policies	4.14
Intermediate Holdco	Preamble
Material Customer	4.22(a)
Material Vendor	4.22(b)
Merger	Recitals
Merger Consideration	3.01(a)
Merger Sub	Preamble
Multiemployer Plan	4.16(d)
Notice of Adverse Recommendation Change	6.02(d)
Notice of Intervening Event	6.02(d)(ii)
Option Consideration	3.05(a)
Parent	Preamble
Parent 401(k) Plan	7.07(d)

Term	Section
Parent Closing Certificate	8.03(c)
Parent Fundamental Representations	8.03(a)(i)
Paying Agent	3.02(a)
Personal Information	4.10(e)
Plans	4.16(a)
Proxy Date	7.02(c)
Proxy Statement	7.02(a)
Rep Letters	7.12(a)(iv)
Replacement Facility Commitment Letter	5.08
Required Company Stockholder Approval	4.02(a)
Surviving Corporation	2.02(a)
Terminating Company Breach	9.01(e)
Terminating Parent Breach	9.01(f)

Section 1.02       Definitional and Interpretative Provisions.

(a)              Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms “Article”, “Section”, “Exhibit” or “Schedule” refer to the specified Article or Section of or Exhibit or Schedule to this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation,” and (vi) the word “or” shall be disjunctive but not exclusive.

(b)              The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)              Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto (subject to the terms and conditions to the effectiveness of such amendments contained herein and therein).

(d)              Words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns.

(e)              Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(f)               Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

(g)              The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(h)              Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(i)               When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, other than with respect to Section 6.02(d), if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

(j)               The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

(k)              All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(l)               All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(m)             The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(n)              Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.

Article II.
THE TRANSACTION

Section 2.01       The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Transactions (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, at 10:00 a.m. (Eastern time) on the date which is two (2) Business Days after the date on which all conditions set forth in Section 8.01, Section 8.02 and Section 8.03 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time, place and date as Parent and the Company may mutually agree; provided, however, that the Closing shall not occur prior to the date that is the earlier to occur of (i) January 29, 2021 and (ii) the date that is a date specified by Parent on no less than three (3) Business Days’ notice to the Company (subject in each case to the satisfaction or waiver (by the party entitled to grant such waiver) of all the conditions set forth in Section 8.01, Section 8.02 and Section 8.03 for the Closing as of the date determined pursuant to this proviso). The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

Section 2.02       The Merger.

(a)               Contemporaneously with, or as promptly as practicable after the Closing the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a certificate of merger in the form attached hereto as Exhibit A (the “Certificate of Merger”) and executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to consummate the Merger. The Merger shall become effective at the time the Certificate of Merger has been filed with the Delaware Secretary of State, or at such later time as is agreed by the parties hereto and specified in the Certificate of Merger (the “Effective Time”). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence as a wholly owned subsidiary of Parent under the Laws of the State of Delaware. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to in this Agreement as the “Surviving Corporation”.

(b)               The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, powers and franchises of the Company and Merger Sub, and all of the obligations, liabilities and duties of the Company and Merger Sub shall become the obligations, liabilities and duties of the Surviving Corporation.

(c)               At the Effective Time, (i) the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in its entirety in the form of the certificate of incorporation of Merger Sub immediately prior to the Effective Time, and as so amended shall be the certificate of incorporation of the Surviving Corporation, and (ii) the bylaws of the Company in effect immediately prior to the Effective Time shall be amended and restated in their entirety in the form of the bylaws of Merger Sub immediately prior to the Effective Time, and as so amended shall be the bylaws of the Surviving Corporation, in each case, until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation or bylaws.

(d)               From and after the Effective Time, unless otherwise determined by Parent prior to the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, in each case, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.

Article III.

CONVERSION OF SECURITIES

Section 3.01       Effect of Merger on Capital Stock.

(a)               Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, their respective stockholders or any other Person, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (but excluding any Cancelled Shares and any Dissenting Shares) shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $37.00 (such amount of cash, as may be adjusted pursuant to Section 3.01(e), is hereinafter referred to as the “Merger Consideration”), payable to the holder thereof, without interest, in accordance with Section 3.02.

(b)               From and after the Effective Time, all of the shares of Company Common Stock converted into the Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (each, a “Certificate”) and each holder of a non-certificated share of Company Common Stock represented by book-entry (each, a “Book-Entry Share”), in each case, outstanding immediately prior to the Effective Time previously representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.02, the Merger Consideration, without interest.

(c)               Cancellation of Company Common Stock. At the Effective Time, all shares of Company Common Stock that are owned directly by Parent, Merger Sub, any of their Subsidiaries or any Subsidiary of the Company, immediately prior to the Effective Time or held in treasury of the Company (the “Cancelled Shares”) shall, by virtue of the Merger, and without any action on the part of the holder thereof or any other Person, be cancelled, extinguished and retired without any conversion thereof and shall cease to exist and shall no longer be outstanding, and no payment shall be made in respect thereof.

(d)               Conversion of Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(e)               Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Capital Stock shall occur by reason of any reclassification, recapitalization, stock split (including a reverse stock split), division or subdivision of shares, or combination, exchange or readjustment of shares, any stock dividend or stock distribution thereon with a record date during such period or any other similar transaction, the Merger Consideration shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement. Nothing in this Section 3.01(e) shall be construed to permit any action that is otherwise prohibited or restricted by any other provision of this Agreement.

Section 3.02       Surrender and Payment.

(a)               Prior to the Effective Time, Parent shall select a nationally recognized financial institution (the identity and terms of appointment of which shall be reasonably acceptable to the Company) to act as paying agent in the Merger (the “Paying Agent”) for the payment of the Merger Consideration in respect of each share of Company Common Stock outstanding immediately prior to the Effective Time represented by a Certificate and each Book-Entry Share outstanding immediately prior to the Effective Time, in each case, other than the Cancelled Shares and except for any Dissenting Shares. Prior to or substantially concurrently with the Effective Time, Parent or Intermediate Holdco shall deposit or cause to be deposited (i) with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid by the Paying Agent in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Exchange Fund”), and (ii) with the Company, cash in an amount sufficient for the Company to pay the aggregate Option Consideration and D/RSU Consideration in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Compensatory Award Fund”). In the event the Exchange Fund or the Compensatory Award Fund shall be insufficient to make the payments in connection with the Merger contemplated by Section 3.01 or Section 3.05, respectively, Parent shall promptly deposit or cause to be deposited additional funds with the Paying Agent or the Company, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued pursuant to Section 3.01 out of the Exchange Fund. Parent shall cause the Surviving Corporation to pay the Option Consideration and D/RSU Consideration contemplated to be paid pursuant to Section 3.05 out of the Compensatory Award Fund. The Exchange Fund and the Compensatory Award Fund shall not be used for any other purpose.

(b)               As soon as reasonably practicable after the Effective Time (and in any event within three (3) Business Days following the Effective Time), the Paying Agent shall send to each holder of record of a Certificate that immediately prior to the Effective Time represented shares of Company Common Stock (other than the Cancelled Shares and except for any Dissenting Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent) in such form as Parent and the Company may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Paying Agent, and (ii) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) in exchange for the Merger Consideration in such form as Parent and the Company may reasonably agree.

(c)               Upon the surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor and the Paying Agent shall pay in exchange therefor, as promptly as practicable, the Merger Consideration pursuant to the provisions of this Article III, and the Certificates surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent). Exchange of any Book-Entry Shares shall be effected as promptly as practicable in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry; provided that the payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate or Book-Entry Share.

(d)               Registered Holders. If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition of such payment that the Person requesting such payment shall pay, or cause to be paid, any Transfer Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or shall establish to the reasonable satisfaction of the Paying Agent that such Taxes have been paid or are not payable.

(e)               No Transfers; No Further Ownership. After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. From and after the Effective Time, the holders of Certificates or Book-Entry Shares representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

(f)                Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Common Stock after the date which is one (1) year following the Effective Time shall be returned to Parent upon demand. Any holder of shares of Company Common Stock who has not exchanged his, her or its shares of Company Common Stock in accordance with this Section 3.02 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder’s shares of Company Common Stock. Parent shall pay all charges and expenses of the Paying Agent, in connection with the exchange of Certificates or Book-Entry Shares for the Merger Consideration. Notwithstanding the foregoing, none of Parent, the Company or the Surviving Corporation shall be liable to any Person, including any holder of shares of Company Common Stock or Company Compensatory Awards, including for any Merger Consideration, Option Consideration or D/RSU Consideration that is required to be delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(g)               Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount of such losses, and (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest or income produced by such investments will be payable to Parent or its designee as directed by Parent.

(h)               All Merger Consideration, Option Consideration and D/RSU Consideration issued or paid upon conversion of the Company Common Stock, the Company Options, the Company RSU Awards or Company DSU Awards, as applicable, in accordance with the terms of this Agreement, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Common Stock, Company Options, Company RSU Awards or Company DSU Awards, as the case may be.

Section 3.03       Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit (in form and substance reasonably acceptable to the Paying Agent) of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article III; provided, however, that the Paying Agent may, in its reasonable discretion and as a condition precedent to the payment of such amount, require the owner of such lost, stolen or destroyed Certificate to provide a bond in a customary amount.

Section 3.04       Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation, its Subsidiaries and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement, including consideration payable to any holder or former holder of Company Compensatory Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Code or under any provision of federal, state, local or foreign Tax Law. Parent and Merger Sub shall provide prior notice to the Company of any such deduction or withholding (other than (a) payroll withholding because of the compensatory nature of the applicable payment or (b) U.S. backup withholding) and shall cooperate with the Company to minimize or eliminate such deduction or withholding to the extent permitted by Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority by Parent, Merger Sub, the Surviving Corporation, its Subsidiaries or the Paying Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.05       Treatment of Company Compensatory Awards.

(a)               Company Options. Effective as of immediately prior to the Effective Time, each Company Option that is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall by virtue of the Merger automatically and without any action on the part of Parent, Merger Sub, the Company or the holders thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash, if any, equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option (the “Option Consideration”), less any applicable withholding Taxes. Parent shall cause the Surviving Corporation to pay the Option Consideration, less any applicable withholding Taxes, to each holder of such Company Option through the payroll system of the Surviving Corporation as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation following the Closing Date). For the avoidance of doubt, if the exercise price per share of any Company Option, whether vested or unvested as of the Effective Time, is equal to or greater than the Merger Consideration, then by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company or the holders thereof, the Company Option will automatically terminate and be canceled without payment of any consideration to the holder thereof.

(b)               Company RSU Awards; Company DSU Awards.

(i)                 Effective as of immediately prior to the Effective Time, except as provided in Section 3.05(b)(ii), each Company RSU Award and each Company DSU Award that remains outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of Parent, Merger Sub, the Company or the holders thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock underlying such Company RSU Award or Company DSU Award (with any performance-based goals deemed to be achieved at the “target” level of performance) and (ii) the Merger Consideration (the “DSU/RSU Consideration”), less any applicable withholding Taxes.

(ii)              Notwithstanding Section 3.05(b)(i), effective as of immediately prior to the Effective Time, each New Company RSU Award that remains outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of Parent, Merger Sub, the Company or the holders thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the product of (A) number of shares of Company Common Stock underlying such New Company RSU Award, and (B) a fraction, the numerator of which is the number of days completed from the date of grant until the Closing Date and the denominator of which is 1095 and (ii) the Merger Consideration (collectively with the DSU/RSU Consideration, the “D/RSU Consideration”), less any applicable withholding Taxes.

(iii)            Parent shall cause the Surviving Corporation to pay the D/RSU Consideration, less applicable withholding Taxes, to each holder of such Company RSU Award or Company DSU Award, as applicable, through the payroll system of the Surviving Corporation as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation following the Closing Date or, with respect to Company DSU Awards, five Business Days following the Closing Date). Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company RSU Award or Company DSU Award that, immediately prior to such cancellation, was treated as “deferred compensation” subject to Section 409A of the Code shall be made on the applicable settlement date for such Company RSU Awards or Company DSU Award if required in order to comply with Section 409A of the Code.

(c)               Certain Actions. Prior to the Effective Time, the Company Board (or, as applicable, any committee thereof administering any of the Company Stock Plans and having appropriate authority) shall, if necessary, adopt such resolutions and take such other actions as it deems necessary or advisable to effectuate the treatment of Company Compensatory Awards set forth in this Section 3.05. Prior to the Effective Time, the Company shall take all actions that are necessary to provide that, subject to the consummation of the Merger, the Company Stock Plans shall terminate effective immediately prior to (and contingent upon) the Effective Time.

Section 3.06       Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, with respect to each share of Company Common Stock held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL and has not effectively withdrawn or lost its rights to appraisal (each such share, a “Dissenting Share”), if any, such Dissenting Shares shall not be converted into a right to receive any portion of the Merger Consideration and the holders thereof shall be entitled to such rights as are granted by Section 262 of the DGCL; provided, however, that such shares of Company Common Stock shall be cancelled and retired and shall cease to exist and shall no longer be outstanding, subject to the further provisions of this Section 3.06. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the DGCL, affirmatively withdraws or loses (through failure to perfect or otherwise) the right to dissent or its right for appraisal of such Dissenting Shares, (ii) if any holder of Dissenting Shares fails to establish his, her or its entitlement to appraisal rights as provided in the DGCL or (iii) if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal under Section 262 of the DGCL and any right of such holder of Dissenting Shares to payment for such shares pursuant to Section 262 of the DGCL shall thereupon cease to constitute Dissenting Shares, and each such right, to the fullest extent permitted by Applicable Law, thereafter be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest thereon, the Merger Consideration. The Company (A) shall give Parent prompt written notice of all written demands received by the Company pursuant to Section 262 of the DGCL and (B) shall give Parent the opportunity to direct (provided that (1) the Company shall have the right to participate in and (2) prior to the Effective Time, Parent shall reasonably consult in good faith with the Company with respect to) all negotiations and Proceedings with respect to any such demand. The Company shall not make any payment with respect to any demands for appraisal, settle or offer to settle any such demands for appraisal, or approve any withdrawal of any such demands for appraisal, in each case, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

Article IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the Company Disclosure Letter (subject to Section 10.05) or (ii) as disclosed in the Company SEC Documents (other than (a) disclosures in the “Risk Factors” section of any Company SEC Documents and (b) any disclosure of risks included in any “forward-looking statements” disclaimer in any such Company SEC Documents, to the extent that such statements are non-specific and cautionary in nature) filed by the Company at least one day prior to the date hereof (without giving effect to any amendment to any such document filed after the date that is one day prior to the date hereof) (provided, however, that nothing disclosed in the Company SEC Documents filed by the Company prior to the date hereof shall be deemed to modify or qualify any representation or warranty set forth in Section 4.01 (Corporate Existence and Power), Section 4.02 (Corporate Authorization), Section 4.03 (Governmental Authorization), Section 4.05 (Capitalization; Subsidiaries) or Section 4.20 (No Brokers)), the Company represents and warrants to Parent and Merger Sub:

Section 4.01       Corporate Existence and Power.

(a)               The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate power and authority required to own, lease and operate its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the organizational documents of the Acquired Companies.

(b)               Each of the Subsidiaries of the Company (i) is duly organized, validly existing and, where such concept is recognized, in good standing under the Applicable Laws of the jurisdiction of its organization; (ii) is duly qualified to do business, where such concept is recognized, and is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities it is engaged makes such licensing or qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and (iii) has all corporate power and authority required to own, lease and operate its properties and assets and to carry on its business as currently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.02       Corporate Authorization.

(a)               The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the receipt of the Required Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company by the Company Board, subject to the receipt of the Required Company Stockholder Approval, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company or for the Company to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger with the Delaware Secretary of State). This Agreement has been duly and validly executed and delivered by the Company, and assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(b)               The Company Board has duly adopted resolutions (i) determining that this Agreement and the Transactions are fair to, advisable and in the best interests of the Company and the Company’s stockholders, (ii) approving this Agreement and the Transactions, (iii) directing that this Agreement be submitted to the stockholders of the Company for their adoption and (iv) subject to Section 6.02, recommending adoption of this Agreement by the stockholders of the Company (such recommendation, the “Company Board Recommendation”).

Section 4.03       Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no consent, approval or authorization of, or filing with, any Governmental Authority other than (a) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (b) compliance with and filings or notifications under any applicable requirements of the HSR Act and any other applicable U.S. or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, “Antitrust Laws”), (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (d) such other items required solely by reason of the participation of Parent or Merger Sub in the Transactions, (e) compliance with any applicable rules of Nasdaq and (f) where failure to take any such actions or filings would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.04       Non-Contravention. Except as set forth on Section 4.04 of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries, (b) assuming that the consents, approvals, authorizations and filings referred to in Section 4.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and subject to obtaining the Required Company Stockholder Approval, contravene, conflict with or result in a violation or breach of any Applicable Law, or (c) assuming that the consents, approvals, authorizations and filings referred to in Section 4.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and subject to obtaining the Required Company Stockholder Approval, require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any Company Material Contract, except in the case of clauses (b) and (c) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation, or loss that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.05       Capitalization; Subsidiaries.

(a)               As of the close of business on December 17, 2020 (the “Capitalization Date”), (i) the authorized capital stock of the Company consists of (A) 175,000,000 shares of Company Common Stock and (B) 5,000,000 shares of Company Preferred Stock, (ii) there were outstanding (A) 88,570,623 shares of Company Common Stock, (B) zero shares of Company Preferred Stock, (C) 13,663,194 shares of Company Common Stock were held in treasury of the Company and its Subsidiaries, (D) 3,211,924 shares of Company Common Stock subject to outstanding Company Options (assuming such Company Options are exercisable in full), (E) 1,094,282 shares of Company Common Stock subject to outstanding Company RSU Awards and (F) 320,705 shares of Company Common Stock subject to outstanding Company DSU Awards.

(b)               As of the Capitalization Date, the Company has remaining available for grant 7,517,358 shares of Company Common Stock under the Company Stock Plans for issuance on exercise, vesting or other conversion to Company Common Stock of incentive awards under the Company Stock Plans. All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid up, and nonassessable. Section 4.05(b) of the Company Disclosure Letter contains, as of the Capitalization Date, a complete and correct list of each outstanding Company Option, Company RSU Award and Company DSU Award, including, as applicable, the holder, date of grant, the number of shares of Company Common Stock subject to such Company Compensatory Award as of the date of this Agreement, exercise price and vesting schedule. Other than as set forth in Section 4.05(b) of the Company Disclosure Letter, as of the Capitalization Date, there are no outstanding Company Compensatory Awards. All Company Compensatory Awards have been granted or issued under the Company Stock Plans.

(c)               Except as provided in Section 4.05(a) and for Company Options, Company RSU Awards and Company DSU Awards set forth on the list delivered by the Company to Parent pursuant to Section 4.05(b), there are no outstanding (i) shares of capital stock, restricted stock unit, stock-based performance unit, shares of phantom stock, stock appreciation right, profit participation right or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock restricted stock unit, stock-based performance unit, shares of phantom stock, stock appreciation right, profit participation right or voting securities of the Company, (iii) subscriptions, options, warrants, calls, commitments, rights agreements or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, restricted stock unit, stock-based performance unit, shares of phantom stock, stock appreciation right, profit participation right, voting securities or securities convertible into or exchangeable for capital stock, restricted stock unit, stock-based performance unit, shares of phantom stock, stock appreciation right, profit participation right or voting securities of the Company or (iv) equity-based compensation (including restricted shares, restricted share units, stock appreciation rights, performance shares, “phantom” stock).

(d)               Each Subsidiary of the Company on the date hereof is listed on Section 4.05(d) of the Company Disclosure Letter, including, with respect to each Subsidiary of the Company, (i) its name, (ii) its jurisdiction of incorporation, formation or organization, (iii) its form of organization, (iv) its authorized equity interests, (v) its issued and outstanding equity interests, (vi) the holder(s) of such issued and outstanding equity interests and (vii) the Company’s direct and indirect ownership percentage in respect of each such Subsidiary. Except for the Subsidiaries of the Company, the Company does not own any shares of capital stock, or any equity interests of any other Person. The Company has not agreed, nor is it obligated to, make any further investment in or capital contribution to any other Person.

(e)               All outstanding shares of capital stock of the Subsidiaries of the Company are duly authorized, validly issued, fully paid up (to the extent required under the applicable governing documents) and nonassessable, and all such shares are owned, directly or indirectly, by the Company or one or more of its wholly-owned Subsidiaries free and clear of any Liens (other than Permitted Liens). No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements, arrangements, other agreements or commitments of any character calling for it to issue, deliver or sell, or cause to be issued, delivered or sold any of its equity interests or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity interests or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements arrangements, other agreements or commitments of any character. There are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests.

Section 4.06       Company SEC Documents; Company Financial Statements; Disclosure Controls.

(a)               Since December 31, 2018, the Company has filed or otherwise furnished (as applicable) with the SEC all forms, schedules, statements, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, documents, schedules, statements and reports so filed or furnished by the Company or any of its Subsidiaries with the SEC since such date, as have been supplemented, modified or amended since the time of filing (but no later than the date hereof), collectively, the “Company SEC Documents”). As of its respective filing date, or, if amended, as of the date of the last such amendment, each Company SEC Document complied, in all material respects, with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the Dodd-Frank Act of 2020, as amended, as the case may be, and the applicable rules and regulations promulgated thereunder applicable to such Company SEC Document, and none of the Company SEC Documents at the time it was filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made not misleading (or, in the case of a Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein not misleading); provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. The consolidated financial statements (including all related notes) of the Company included in the Company SEC Documents (collectively, the “Company Financial Statements”) (i) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and (ii) fairly present, in all material respects, the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries as of the dates and for the periods referred to therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including in any notes thereto, that are not material in amount or nature).

(b)               The Acquired Companies maintain “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rules 13a-15 and 15d-15 of the Exchange Act) as required by Rules 13a-15 and 15d-15 promulgated under the Exchange Act. Since the Company Balance Sheet Date, the Company’s principal executive officer and its principal financial officer have made to the Company’s auditors and audit committee of the Company Board all certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Document, except as disclosed in certifications filed with such Company SEC Document.

(c)               As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters received from the SEC with respect to the Company SEC Documents.

(d)               Since the Company Balance Sheet Date, the Company has complied, in all material respects, with the applicable listing and corporate governance rules and regulations of Nasdaq in effect as of the date hereof.

Section 4.07       Absence of Certain Changes. Since the Company Balance Sheet Date and through the date of this Agreement, except as otherwise contemplated or permitted by this Agreement, (a) there has not been a Company Material Adverse Effect, (b) the business of the Acquired Companies has been conducted, in all material respects, in the ordinary course of business and (c) the Acquired Companies have not taken any action, or failed to take any action, in each case, that would have required the consent of Parent pursuant to the clauses of Section 6.01(a) set forth in Section 4.07 of the Company Disclosure Letter.

Section 4.08       No Undisclosed Liabilities. There is no liability, debt or obligation of or claim against an Acquired Company, whether or not of a type required to be reflected or reserved for on a consolidated balance sheet prepared in accordance with GAAP, except for liabilities and obligations (a) reflected, disclosed or reserved for on the Most Recent Balance Sheet or disclosed in the notes thereto included in the Company SEC Documents, (b) that have arisen since the Company Balance Sheet Date in the ordinary course of the operation of business of the Acquired Companies and that are not material in amount or nature, (c) incurred in connection with this Agreement or the Transactions, (d) which have been discharged or paid prior to the date of this Agreement in the ordinary course, (e) disclosed in Section 4.08 of the Company Disclosure Letter or (f) that have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.09       Company Material Contracts.

(a)               Section 4.09(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of each Contract, excluding any Plans, which are in effect on the date hereof and to which any Acquired Company is a party or by which any of the assets or properties of any Acquired Company are bound, and which falls within any of the following categories:

(i)                 any Contract relating to the formation, operation, management or control of a joint venture, partnership or other similar Contract, other than any Contract solely between the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries;

(ii)              any master or framework Contract with (A) any Material Customer or (B) Material Vendor (it being understood that any statements of work, purchase orders, change orders or similar instruments pursuant to a master or framework Contract shall not constitute a separate Contract for the purposes of Section 4.09(a) of the Company Disclosure Letter, but shall be part of the Contract to which it relates);

(iii)            except with respect to Indebtedness for any leased real property, any Contract relating to (A) Indebtedness for borrowed money or evidenced by promissory notes or debt securities or (B) any financial guaranty, in each case of clauses (A) and (B) in excess of $1,000,000 individually;

(iv)             any Contract relating to an acquisition, divestiture, merger or similar transaction (A) that has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations on an Acquired Company pursuant to which any Acquired Company reasonably expects that it is required to pay total consideration in excess of $1,000,000 or (B) pursuant to which any other Person has the right to acquire any assets of an Acquired Company after the date of this Agreement with a fair market value or purchase price of more than $1,000,000;

(v)               any material lease, sublease, license or sublicense or other Contract with respect to the Leased Real Property that provides for annual base rental payments in excess of $1,000,000 (the “Company Leases”);

(vi)             (A) any Contract between or among the Company, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or any beneficial owner of five percent (5%) or more of any class of Company Capital Stock (other than the Company) or any Affiliate of the foregoing, on the other hand; and (B) any Contract between an Acquired Company, on the one hand, and any of its Affiliates, on the other hand, other than any Contract solely between or among the Company and/or its wholly owned Subsidiaries;

(vii)          any Contract that by its terms limits the payment of dividends or other distributions to stockholders by the Company or any Subsidiary of the Company;

(viii)        any collective bargaining agreement or other Contract with any labor union or other employee representative or group;

(ix)             any voting, registration rights, stockholders, investors rights or similar agreements with respect to the equity interests of any Acquired Company;

(x)               any Contract constituting any settlement agreement pursuant to which any Acquired Company has outstanding payment obligations in excess of $1,000,000, or that otherwise imposes continuing material obligations upon the operation of any of the Acquired Companies;

(xi)             other than the Company Credit Agreement, any Contracts providing for any interest rate, derivatives or hedging transaction by an Acquired Company;

(xii)          any Contract that obligates an Acquired Company to make a loan or capital contribution to, or investment in any Person (other than (A) accounts receivable from customers to the extent consistent with payment provisions under the applicable Contract with such customer or (B) loans to the Company or any of its Subsidiaries), in any such case which is in excess of $2,000,000 over any twelve (12)-month period;

(xiii)        any Contract that is material to the business of the Acquired Companies (taken as whole) and pursuant to which any Acquired Company (A) receives any license, covenant not to sue or other rights under any Intellectual Property Rights of any third party (other than agreements for any third-party commercially available or off-the-shelf Software, services or products available on standard commercial terms), or (B) grants any license, covenant not to sue or other rights under any Company IP, other than any non-exclusive outbound license entered into in the ordinary course of business, in the case of each of the foregoing clauses (A) and (B), in each case, that could not be replaced on commercially reasonable terms, excluding any standard non-disclosure, end-user, customer, confidentiality or consulting agreements, in each case as entered into in the ordinary course of business;

(xiv)         to the Knowledge of the Company, each Contract that, by its express terms, limits or restricts, in any material respect, the ability of the Acquired Companies to compete in any geographic area or line of business;

(xv)           any Contract that grants any rights of first refusal, rights of first negotiation, right of first offer, or other similar rights to any Person with respect to the sale of any material assets, rights or properties of the Acquired Companies;

(xvi)         any Contract that contains “most favored nation” or similar covenants to the counterparty of such Contract; and

(xvii)      any other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC).

Each Contract of the type described in this Section 4.09(a), other than this Agreement, is referred to herein as a “Company Material Contract.” True and complete copies of each Company Material Contract, as of the date of this Agreement, have been made available by the Company to Parent, or publicly filed in the Company SEC Documents.

(b)               As of the date of this Agreement, except as set forth on Section 4.09(b) of the Company Disclosure Letter or with respect to the Company Credit Agreement to be discharged at Closing pursuant to the Payoff Letter and Section 7.14, (i) each Company Material Contract is a valid, binding and enforceable obligation of the Company or one of its Subsidiaries and, to the Knowledge of the Company, of the other party or parties thereto, in accordance with its terms, subject to the Enforceability Exceptions; (ii) each Company Material Contract is in full force and effect, except to the extent any Company Material Contract expires or terminates in accordance with its terms in the ordinary course of business; (iii) none of the Company or any of its Subsidiaries has received written notice of any violation or default under any Company Material Contract; (iv)  none of the Company or any of its Subsidiaries have waived any material rights under any Company Material Contract; and (v) the Company and each of its Subsidiaries has performed all obligations required to be performed by it under each Company Material Contract, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No party to any Company Material Contract has given any Acquired Company (A) written notice of its intention to cancel or terminate any Company Material Contract or (B) written notice of its intention to change the scope of rights under or to fail to renew any Company Material Contract, except in the case of clauses (A) and (B), with respect to the Company Credit Agreement to be discharged at Closing pursuant to the Payoff Letter and Section 7.14 or as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)               All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed, and, as of the date hereof, no such Contract has been amended or modified.

Section 4.10       Compliance with Applicable Laws; Company Licenses; Data Privacy & Security.

(a)               Except with respect to matters set forth on Section 4.10(a) of the Company Disclosure Letter, the Acquired Companies are, as of the date of this Agreement, and since January 1, 2018 have been, in compliance with all Applicable Laws, except where the failure to be in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. No Acquired Company has received, since January 1, 2018, any written notice or inquiry from, or has been involved in any investigation by, any Governmental Authority regarding any actual or potential violation of, or failure to comply with, any Applicable Law, in each case, that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No Acquired Company, nor, to the Knowledge of the Company, any Principal of an Acquired Company is, or during the past three years has been, suspended, debarred or proposed for debarment from doing business with any Governmental Authority or has been declared non-responsible or ineligible for contracting with or for any Governmental Authority. To the Knowledge of the Company, there are no matters pending that are reasonably likely to lead to the institution of suspension or debarment proceedings against any Acquired Company or any Principal of an Acquired Company.

(b)               Except as set forth on Section 4.10(b) of the Company Disclosure Letter, the Acquired Companies hold all material regulatory Permits (the “Company Licenses”) that are required for the Acquired Companies to conduct their business, as presently conducted, except where the failure to hold Company Licenses would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c)               Each Company License is valid and in full force and effect and has not, during the past three (3) years, been suspended, revoked, cancelled or adversely modified, except where the failure thereof to be in full force and effect, or the suspension, revocation, cancellation or modification thereof, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Company License is subject to any conditions or requirements that have not been imposed generally upon licenses in the same service, unless such conditions or requirements are set forth on the face of the applicable authorization or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, during the past three (3) years, there has not been any event, condition or circumstance that would preclude any Company License from being renewed in the ordinary course (to the extent that such Company License is renewable by its terms), except where the failure thereof to be renewed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d)               The licensee of each Company License is in compliance with such Company License and during the past three (3) years, has fulfilled and performed all of its obligations with respect thereto, except in each case, where such failure to comply, fulfill or perform its obligations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(e)               Except as set forth on Section 4.10(e) of the Company Disclosure Letter, in connection with its collection, storage, transfer and/or use of any information relating to an identified or identifiable natural person, including any customers, prospective customers, employees and/or other third parties, and any other information that constitutes Protected Health Information, as that term is defined in 45 C.F.R. § 160.103 (collectively “Personal Information”), during the past three (3) years, the Acquired Companies have complied with: (i) applicable requirements under Applicable Laws, including the Health Insurance Portability and Accountability Act of 1996, as amended, and regulations implemented thereunder and applicable comparable state Laws (collectively, the “Data Privacy and Security Laws”); (ii) the Acquired Companies’ privacy and information security notices; and (iii) policies and the requirements of any Contract to which an Acquired Company is a party, except with respect to (i), (ii) and (iii), where any such noncompliance would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. The Acquired Companies have taken commercially reasonable measures to require all third parties that process Personal Information on their behalf, including subcontractor business associates, to enter into written agreements that satisfy the requirements of applicable Data Privacy and Security Laws in all material respects. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, the Acquired Companies have commercially reasonable physical, technical, organizational and administrative security measures and policies in place, as necessary to comply with the requirements of Data Privacy and Security Laws and designed to protect Personal Information collected by the Acquired Companies from and against unauthorized access, use and/or disclosure. During the past three (3) years, to the Knowledge of the Company, none of the Acquired Companies has received written communication from any Governmental Authority that alleges that such Acquired Company is in material noncompliance with any Data Privacy and Security Laws, and, to the Knowledge of the Company, no investigation by any Governmental Authority into alleged noncompliance by any Acquired Company with any Data Privacy and Security Laws is ongoing. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, during the past three (3) years, there have been no material breaches, violations, outages or unauthorized uses of or accesses to Personal Information or the IT Systems used by the Acquired Companies.

(f)                To the Knowledge of the Company, since January 1, 2018, no Acquired Company or any director, officer, employee or agent of any Acquired Company (in each case, acting on behalf or at the direction of any Acquired Company) has (i) used any funds for unlawful contributions, gifts or entertainment, or for other unlawful expenses, related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or (iii) otherwise violated any provision of the Anti-Corruption Laws or any other Applicable Laws or Governmental Orders concerning corrupt payments applicable to the Acquired Companies. To the Knowledge of the Company, since January 1, 2018, no Acquired Company (A) has, in connection with or relating to the business of any Acquired Company, received written notice from or made a voluntary disclosure to any Governmental Authority regarding any actual or potential violation of the Anti-Corruption Laws, or (B) has been under administrative, civil, or criminal investigation, indictment, or audit (other than a routine contractual audit) concerning any actual or potential violation of the Anti-Corruption Laws.

Section 4.11       Litigation. Except as set forth on Section 4.11 of the Company Disclosure Letter, as of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened, Proceedings at law or in equity before or by any Governmental Authority against an Acquired Company that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no unsatisfied or outstanding Governmental Order binding upon an Acquired Company that would have, or would reasonably be expected to have, a Company Material Adverse Effect.

Section 4.12       Real Property.

(a)               Section 4.12(a) of the Company Disclosure Letter contains a complete and correct list of all Owned Real Property and the address and current owner for each Owned Real Property. Except as set forth on Section 4.12(a) of the Company Disclosure Letter, an Acquired Company holds good and valid title to such Owned Real Property in fee (or the equivalent interest in the applicable jurisdiction), free and clear of all Liens except Permitted Liens. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no leases, subleases, licenses, occupancy or any other agreements granting any person the right of possession, use or occupancy of any portion of the Owned Real Property, and (ii) there are no outstanding options to purchase, lease, license or use, or rights of first refusal to purchase any of the Owned Real Property or any portions thereof.

(b)               Section 4.12(b) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all Leased Real Property. Except as set forth on Section 4.12(b) of the Company Disclosure Letter or except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) an Acquired Company has a valid and enforceable leasehold estate in all Leased Real Property, subject to the Enforceability Exceptions, free and clear of all Liens except Permitted Liens, (ii) no Acquired Company is in violation of, or default under, any Company Lease beyond any applicable notice and cure period, and (iii) no Acquired Company has received any written notice from any lessor of any Leased Real Property of, nor does the Company have Knowledge of the existence of, any default, event or circumstance that, with notice or lapse of time, or both, would constitute a default by the party that is the lessee or lessor of such Leased Real Property. The Acquired Companies have made available to the Parent a true and complete copy of each Acquired Company lease, sublease, license, and agreement for the leasing, use or occupancy of the Leased Real Property, including any amendments, modification, or lease guaranties relating thereto.

Section 4.13       Intellectual Property.

(a)               Section 4.13(a) of the Company Disclosure Letter sets forth a true and correct list of all material items of Registered IP and the jurisdiction in which such item of Registered IP has been registered or filed and the applicable application, registration, or serial or other similar identification number. None of the Registered IP scheduled on Section 4.13(a) of the Company Disclosure Letter is subject to any pending challenge received by any Acquired Company in writing, or to the Knowledge of the Company, threatened in which the invalidity, enforceability or ownership of such Registered IP is being contested or challenged (excluding ordinary course office actions at the U.S. Patent & Trademark Office or similar Governmental Authorities with respect to Registered IP that is the subject of a pending application for registration). Except as otherwise described in Section 4.13(a) of the Company Disclosure Letter, (i) the Registered IP that constitutes issued patents, registered trademarks or registered copyrights is subsisting, and to the Knowledge of the Company valid and enforceable (except for patents, trademarks and copyrights that have lapsed at the end of their non-renewable statutory term) and (ii) the Registered IP that constitutes Internet top-level domain name registrations that are material to the business of the Acquired Companies are registered in the name of an Acquired Company and have not expired.

(b)               The Acquired Companies own all right, title and interest to and in the Company IP free and clear of any Liens (other than Permitted Liens) and have a valid and enforceable license or other right to use all other Intellectual Property Rights used in the conduct the business of the Acquired Companies as currently conducted, except where the failure to so own or have the right to use the applicable Intellectual Property Right would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided that nothing in this Section 4.13(b) shall be interpreted or construed as a representation or warranty with respect to whether there is any infringement of any such Intellectual Property Rights, which is the subject of Section 4.13(c).

(c)               To the Knowledge of the Company, no Acquired Company is currently infringing, misappropriating or otherwise violating, and has not infringed, misappropriated or otherwise violated since January 1, 2018, any Intellectual Property Right of any other Person. No Proceeding is pending or, since January 1, 2018, has been threatened in writing against any Acquired Company alleging any infringement, misappropriation or other violation by such Acquired Company of any Intellectual Property Rights of another Person. To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Company IP.

(d)               Except as set forth on Section 4.13 of the Company Disclosure Letter, each employee and consultant of an Acquired Company involved in the creation or development of any material Company IP is required to and, in the past five (5) years has, signed a written agreement containing an assignment of Intellectual Property Rights in such Company IP to a member of the Acquired Companies and reasonable confidentiality provisions with respect to any such Intellectual Property Rights created or developed in the course of such Person’s employment with the Acquired Company, and no such employee or consultant (i) to the Knowledge of the Company, is in material breach of any such agreement with respect to such Intellectual Property Rights or (ii) has claimed in writing any rights in any such Intellectual Property Rights created or developed in the course of such Person’s employment or engagement with the Acquired Company.

(e)               The Acquired Companies take commercially reasonable measures to protect, safeguard and maintain the confidentiality of any Company IP which the Acquired Companies hold as a trade secret.

(f)                For Company Software, the Acquired Companies (i) have in their possession the source code for such Company Software, and (ii) have not, and do not have any duty or obligation, to disclose or deliver any source code for any Company Software to, any third party, except with respect to any consultant or other Person that has been engaged by an Acquired Company and who has signed a written confidentiality agreement with customary terms with respect to the use and disclosure of such source code.

(g)               No Company Software contains or is derived from third-party Open Source Software in a manner such that the terms under which such Open Source Software is licensed to an Acquired Company imposes a requirement that such Company Software (excluding the Open Source Software) as currently used by the Acquired Companies be (i) distributed or made available to any third party in source code form; (ii) licensed to any third party for the purpose of modification or redistribution; or (iii) licensed to any third party at no charge. The Acquired Companies are in compliance, in all material respects, with all terms and conditions of any license for Open Source Software that is used by an Acquired Company. In the past three (3) years, no Acquired Company has received a written notice from any Person alleging noncompliance with any Open Source Software license.

(h)               The Acquired Companies have in place commercially reasonable disaster recovery plans, procedures and facilities for the Company IT Systems. The Acquired Companies take commercially reasonable steps designed to prevent the introduction into the Company IT Systems of, and to the Knowledge of the Company do not contain any, material bugs, disabling codes, spyware, Trojan horses, worms and other malicious code into the Company IT Systems. To the Knowledge of the Company, during the twelve months prior to the date of this Agreement, there have not been any unauthorized intrusions or breaches of security with respect to the Company IT Systems, except for any intrusions or breaches which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.14       Insurance Coverage. The Company has made available to Parent true and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, properties and operations of the Acquired Companies (the “Insurance Policies”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all Insurance Policies are in full force and effect; (b) all premiums due and payable with respect to the Insurance Policies have been paid in full; (c) the Acquired Companies are in compliance in all respects with the terms and conditions of such Insurance Policies; (d) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or modification of any of the Insurance Policies; (e) the Company has not received written or, to the Knowledge of the Company, oral notice of cancellation, non-renewal, disallowance or reduction in coverage with respect to any Insurance Policy; and (f) the Company has timely filed all claims for which it is seeking payment or other coverage under any of the Insurance Policies and there is no material claim by any Acquired Company pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

Section 4.15       Tax Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect:

(a)               All Tax Returns required to be filed by or with respect to an Acquired Company have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct and complete in all respects;

(b)               All Taxes of each Acquired Company (whether or not shown as due and payable) on any such Tax Return have been timely and properly paid;

(c)               No deficiency for any amount of Taxes has been asserted in writing or assessed by any Governmental Authority against any Acquired Company, except for deficiencies that have been satisfied by payment, settled, withdrawn or otherwise resolved, in each case, without further liability for any Acquired Company;

(d)               As of the date hereof, there are no audits or examinations or other administrative or judicial proceedings by any Governmental Authority ongoing or pending (or threatened in writing) by any Governmental Authority with respect to any Taxes of any Acquired Company; no adjustment relating to the timing of income, deductions, losses or credits of or with respect to any Acquired Company has been made in writing by any Governmental Authority in any completed audit or examination which, by application of the result of such adjustment, could reasonably be expected to result in a Tax liability for any subsequent period;

(e)               There are no waivers or extensions of any statute of limitations currently in effect and no request for such extension or waiver is currently pending with respect to Taxes of any Acquired Company (other than extensions that arise as a result of filing Tax Returns by the extended due date therefor);

(f)                There are no Liens for Taxes upon any property or assets of any Acquired Company, except for Permitted Liens;

(g)               None of the Acquired Companies have, within the past two (2) years, been a party to any transaction intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code);

(h)               None of the Acquired Companies (i) is a party to any Tax allocation, indemnity or sharing agreement (other than any intercompany agreements and commercial or financial agreements the principal purpose of which is not related to Taxes) or (ii) has ever been a member of an affiliated, consolidated, combined, unitary or similar Tax group, except for any such Tax group of which any Acquired Company is or was the common parent for applicable tax purposes;

(i)                The Acquired Companies have withheld or collected and reported and paid over to the appropriate Governmental Authority, all Taxes required to have been withheld or collected, reported and paid in connection with any amounts paid or owing to any employee, independent contractor, customer, creditor, stockholder or other third party;

(j)                Each Acquired Company has properly collected all sales Taxes required to be collected in the time and manner required by any applicable law and remitted all such sales Taxes and applicable use Taxes to the applicable Governmental Authority in the time and in the manner required by any applicable law;

(k)               None of the Acquired Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i)               change in method of accounting made prior to the Closing;

(ii)              use of an improper method of accounting before Closing for a taxable period ending on or prior to the Closing Date;

(iii)            “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed prior to the Closing;

(iv)            installment sale or open transaction disposition made prior to the Closing;

(v)             prepaid amount received prior to the Closing outside of the ordinary course of business; or

(vi)            election under Code Section 108(i) made on or prior to the Closing Date;

(l)                 No Acquired Company has deferred any payment of Taxes otherwise due (including through any automatic extension or other grant of relief provided by an applicable Governmental Authority as a result of Section 2302 of the CARES Act, IRS Notice 2020-18, IRS Notice 2020-20 or IRS Notice 2020-23 or any similar or additional federal, state, local or foreign extension or deferral granted by an applicable Governmental Authority related to the novel coronavirus, COVID-19);

(m)              Since January 1, 2015, no Acquired Company has participated in any “reportable transaction,” as defined under Treasury Regulations Section 1.6011-4(b)(1); and

(n)               Neither the Company nor any of its Subsidiaries has a permanent establishment for applicable income tax purposes in a country other than its country of formation or incorporation, as applicable.

Section 4.16       Employees and Employee Benefit Plans.

(a)               Section 4.16(a) of the Company Disclosure Letter sets forth a complete list of each material Plan. For purposes of this Agreement, “Plan” means any written or unwritten (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA (regardless of whether subject to ERISA), (ii) employment, consulting, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, bonus or other incentive plans, programs, policies or agreements and (iii) medical, vision, dental or other health plans, or life insurance plans, in each case, that is either (A) maintained, contributed to or sponsored by the Company or any of its Subsidiaries, or required to be maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former employees, directors, officers or consultants of the Company or any of its Subsidiaries and/or their beneficiaries and dependents or (B) to which the Company or any of its Subsidiaries contributes or is obligated to contribute, other than any (i) statutory plan, program or arrangement that is required under applicable Laws and maintained by any Governmental Authority and (ii) Multiemployer Plan.

(b)               With respect to each material Plan, the Company has delivered to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including all plan documents, employee communications (including current summary plan description or other written summary provided to participants), benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent annual financial report, if any; and (iii) the most recent actuarial report, if any.

(c)               Each Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS or may rely upon a favorable prototype opinion letter from the IRS as to its qualified status, and, to the Knowledge of the Company, nothing has occurred since the date of the latest favorable determination letter or prototype opinion letter, as applicable, that would reasonably be expected to cause the loss of qualification of any such Plan or the related trust. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Plan has been maintained and administered in compliance with ERISA, the Code and other Applicable Laws, and (ii) the Company and its Subsidiaries have complied, and are now in compliance with all provisions of ERISA, the Code and all Applicable Laws.

(d)               Except as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Plans, and, to the Knowledge of the Company, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans.

(e)               No Plan is a “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”) or other pension plan subject to Title IV of ERISA or Section 412 of the Code, and neither the Company nor any of its ERISA Affiliates sponsors, maintains or contributes to, or has, within the past six (6) years, sponsored, maintained or contributed to, a Multiemployer Plan or other pension plan subject to Title IV of ERISA or Section 412 of the Code.

(f)                No Plan provides for post-retirement welfare benefits, other than (i) health care continuation coverage required by Section 4980B of the Code (“COBRA”) or other Applicable Law and at no cost to the Company and its Subsidiaries, (ii) coverage through the end of the calendar month in which a termination of employment occurs or (iii) pursuant to a Plan listed on Section 4.16(a) of the Company Disclosure Letter that requires, or would require by its terms under certain specified conditions, the Company or any Subsidiary to pay or subsidize COBRA premiums for a terminated employee for a limited period of time following the employee’s termination.

(g)               Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all contributions required to be made to the Plans by Applicable Law or by the governing terms of the Plans or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding Plans, for any period through the date hereof have been made or paid in full (including any penalties, Taxes and fees thereon for any late payments) or, to the extent not required to be made or paid on or before the date hereof, have been reflected on the Company Financial Statements.

(h)               Except as set forth in Section 4.16(h) of the Company Disclosure Letter or required by the terms of this Agreement, neither the execution by the Company of this Agreement nor the consummation of the Transactions will (either alone or upon occurrence of any additional or subsequent events): (i) materially increase the amount of compensation or benefits due to any such current or former employee, consultant or director; (ii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit; or (iii) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

(i)                 Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Knowledge of the Company, threatened, Proceeding alleging that the Company or any of its Subsidiaries has engaged in any unfair labor practice under any Law; (ii) there is no pending or, to the Knowledge of the Company, threatened organizing activities, arbitration, labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of the Company or any of its Subsidiaries; and (iii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no labor unions or other organizations representing, or, to the Knowledge of the Company purporting to represent or attempting to represent, any employee of the Company or any of its Subsidiaries.

(j)                 Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is in compliance with all Applicable Laws relating to employment, labor and employment practices and the terms and conditions of employment, including Laws relating to hiring, employment, discrimination, classification of service providers as non-employees, hours of work and the payment of wages or overtime wages.

Section 4.17       Environmental Matters. Except as set forth on Section 4.17 of the Company Disclosure Letter the Acquired Companies are, and since January 1, 2018 have been, in compliance with all Environmental Laws, except for any such instance of non-compliance that would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 4.17 of the Company Disclosure Letter, the Acquired Companies hold all permits required under applicable Environmental Laws to permit the Acquired Companies to own their property and operate their assets in the manner in which they are now operated and maintained and to conduct the business of the Acquired Companies as currently conducted, except where the absence of any such permit would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 4.17 of the Company Disclosure Letter, as of the date of this Agreement, there are no written claims or notices of violation pending or, to the Knowledge of the Company, issued to or threatened, against the Company or any of its Subsidiaries alleging violations of or liability under any Environmental Law, except for any such claim or notice that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 4.17 of the Company Disclosure Letter, (i) no Acquired Company has assumed, undertaken or provided an indemnity with respect to any material liability of any Person under Environmental Law, except as would not reasonably be expected to have a Company Material Adverse Effect, (ii) there are no underground storage tanks on any Owned Real Property, except as would not reasonably be expected to have a Company Material Adverse Effect, and (iii) there has been no Release of any Hazardous Materials at, in, on, under or from any of the Owned Real Property or Leased Real Property or any property formerly owned or occupied by any Acquired Company, except as would not reasonably be expected to have a Company Material Adverse Effect. The Company has provided to Parent true and complete copies of any and all material environmental reports, assessments and studies in the Company’s possession with respect to the Owned Real Property or Leased Real Property.

Section 4.18       Information in the Proxy Statement. The Proxy Statement (and any amendment thereof or supplement thereto) at the time that it is filed with the SEC, at the date it is mailed to the Company’s stockholders and at the time of any meeting of the Company’s stockholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to (i) statements therein relating to Parent and its Affiliates, including Merger Sub, or based on information expressly supplied by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement or (ii) any financial projections or forward-looking statements. The Proxy Statement (and any amendment thereof or supplement thereto) will comply as to form, in all material respects, with the provisions of the Exchange Act and any other applicable federal securities Laws.

Section 4.19       Required Vote. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL to adopt this Agreement (the “Required Company Stockholder Approval”) is the only vote of the holders of any of the Company Capital Stock necessary to adopt this Agreement and approve the Merger and the other Transactions.

Section 4.20       No Brokers. Except for Barclays Capital Inc., there is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who will be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the Transactions.

Section 4.21       Affiliate Arrangements. Between January 1, 2018 and the date of this Agreement, there have been no transactions, or series of related transactions, or Contracts, that would be required to be reported prior to the date hereof by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC (each, and “Affiliate Arrangement”) that have not been disclosed in the Company SEC Documents.

Section 4.22       Material Customers; Material Vendors.

(a)               Section 4.22(a) of the Company Disclosure Letter sets forth a complete list of the ten (10) largest customers (each, a “Material Customer”) of the Acquired Companies, taken as a whole (based on the revenue generated from such customer for the eleven months ended November 30, 2020), in each case, showing the total revenues generated by each such customer during such period. Except as would not, individually or in the aggregate, be material to the Acquired Companies, taken as a whole, during the past twelve (12) months prior to the date hereof, no Acquired Company has been, or is currently, engaged in any Proceeding with any Material Customer. Except as would not, individually or in the aggregate, be material to the Acquired Companies, taken as a whole, no Acquired Company has received any written notice from any Material Customer expressly stating any intention to terminate purchases from the Acquired Companies.

(b)               Section 4.22(b) of the Company Disclosure Letter sets forth a complete list of the ten (10) largest vendors or suppliers (each, a “Material Vendor”) of the Acquired Companies, taken as a whole (based on the amounts paid to such vendors or suppliers by the Acquired Companies for the eleven months ended November 30, 2020). Except as would not, individually or in the aggregate, be material to the Acquired Companies, taken as a whole, during the past twelve (12) months prior to the date hereof, no Acquired Company has been, or is currently, engaged in any Proceeding with any Material Vendor. Except as would not, individually or in the aggregate, be material to the Acquired Companies, taken as a whole, no Acquired Company has received any written notice from any Material Vendor expressly stating any intention to terminate its provision of goods or services to the Acquired Companies.

Section 4.23       Government Contracts. During the past three (3) years, with respect to each Government Contract and each Government Bid: (a) each Acquired Company has complied with all Government Contract provisions, (b) all representations and certifications executed by an Acquired Company pertaining to a Government Contract or Government Bid were current, accurate and complete as of their effective date, (c) there was no suspension, stop work order, cure notice, or show cause notice in effect, nor, to the Knowledge of Company, has any Governmental Authority or other Person threatened to issue one to an Acquired Company, (d) no Acquired Company has received a negative written past performance evaluation in relation to any Government Contract, (e) no Acquired Company has made nor, to the Knowledge of Company, been required to make any disclosures to any Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (f) no Acquired Company has had any Government Contract terminated for default, or has been the subject of a formal claim, request for equitable adjustment or dispute, nor a written, nor to the Company’s Knowledge, oral, notice or disclosure of breach, recoupment or disallowance of cost, penalty assessment, cure or show cause in connection with a Government Contract or Government Bid, except, in each case of clauses (a) through (f), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no outstanding disputes between an Acquired Company, on the one hand, and any Governmental Authority or other Person, on the other hand, arising under or relating to any Government Contract or Government Bid that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.24       Accounts Payable; Accounts Receivable. All accounts payable of the Acquired Companies as of the date hereof arose in bona fide, arm’s-length transactions in the ordinary course of business. All accounts receivable of the Acquired Companies as of the date hereof were acquired or arose from sales actually made or services actually performed in the ordinary course of business that represent bona fide transactions and valid claims, and are enforceable in accordance with their terms, except to the extent of any specific reserves against such accounts receivable are reflected in the Company SEC Documents.

Section 4.25       No Additional Representations or Warranties. Except as provided in this Article IV or in any certificate to be delivered by the Company in connection with this Agreement, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company, any of its Subsidiaries, or with respect to any other information provided to Parent, Merger Sub or their respective Affiliates in connection with the Transactions, including the accuracy, completeness or timeliness thereof. Neither the Company nor any other Person will have or be subject to any claim, liabilities or any other obligation to Parent, Merger Sub or any other Person resulting from the distribution or failure to distribute to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to Parent or Merger Sub in the electronic data room maintained by the Company for purposes of the Transactions or management presentations in expectation of the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV or in any certificate to be delivered by the Company in connection with this Agreement.

Section 4.26       Acknowledgement of No Additional Representations or Warranties. Except for the representations and warranties contained in Article V or in any certificate to be delivered by Parent or Merger Sub in connection with this Agreement, the Company acknowledges that none of Parent, Merger Sub nor any of their Subsidiaries or Representatives makes, and the Company acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of Parent, Merger Sub or any of their Subsidiaries or with respect to any other information provided or made available to the Company by or on behalf of Parent or Merger Sub in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to the Company.

Article V.
REPRESENTATIONS AND WARRANTIES OF PARENT, INTERMEDIATE HOLDCO AND MERGER SUB

Parent, Intermediate Holdco and Merger Sub each represent and warrant to the Company:

Section 5.01       Corporate Existence and Power. Each of Parent, Intermediate Holdco and Merger Sub is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate power and authority required to own, lease and operate its assets and to carry on its business as currently conducted. Each of Parent, Intermediate Holdco and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not materially impair the ability of Parent, Intermediate Holdco or Merger Sub to consummate the Transactions. Merger Sub is a direct, wholly-owned Subsidiary of Parent; Parent is a direct, wholly-owned Subsidiary of Holdings; and Holdings is a direct, wholly-owned Subsidiary of Intermediate Holdco.

Section 5.02       Corporate Authorization.

(a)               Each of Parent, Intermediate Holdco and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by each of Parent, Intermediate Holdco and Merger Sub of this Agreement have been duly and validly authorized by all necessary action on the part of Parent, Intermediate Holdco and Merger Sub (subject, with respect to Merger Sub, only to approval by its sole stockholder), and no other corporate proceedings on the part of Parent, Intermediate Holdco and Merger Sub are necessary to authorize the execution and delivery of this Agreement or for each of Parent, Intermediate Holdco and Merger Sub to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger with the Delaware Secretary of State). Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement has been duly and validly executed and delivered by Parent, Intermediate Holdco and Merger Sub and constitutes the legal, valid and binding obligation of each of Parent, Intermediate Holdco and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(b)               The board of directors or similar governing body of each of Parent, Intermediate Holdco and Merger Sub has duly adopted resolutions (i) determining that this Agreement and the Transactions are advisable and in the best interests of Parent, Intermediate Holdco, Merger Sub and their respective stockholders or other equityholders, as applicable and (ii) adopting this Agreement and the Transactions. Parent, acting in its capacity as the sole stockholder of Merger Sub, will immediately after execution hereof approve and adopt this Agreement.

(c)               No vote of, or consent by, the holders of any equity interests of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions or otherwise required by Parent’s organizational documents, Applicable Law or any Governmental Authority.

Section 5.03       Governmental Authorization. The execution, delivery and performance by each of Parent, Intermediate Holdco and Merger Sub of this Agreement and the consummation by Parent, Intermediate Holdco and Merger Sub of the Transactions require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of the Certificate of Merger with the Delaware Secretary of State, (b) compliance with and filings or notifications under any applicable requirements of the Antitrust Laws, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (d) compliance with any applicable rules of Nasdaq, and (e)  where failure to take any such actions or filings would not materially impair or delay the ability of Parent, Intermediate Holdco or Merger Sub to consummate the Transactions.

Section 5.04       Non-Contravention. The execution, delivery and performance by each of Parent, Intermediate Holdco and Merger Sub of this Agreement, the consummation by each of Parent, Intermediate Holdco or Merger Sub of the Transactions and the compliance by each of Parent, Intermediate Holdco or Merger Sub with any of the provisions of this Agreement does not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of Parent, Intermediate Holdco or Merger Sub, (b) assuming the consents, approvals, authorizations and filings referred to in Section 5.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, contravene, conflict with or result in a violation or breach of any Applicable Law or (c) assuming compliance with the matters referred to in Section 5.03, require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Intermediate Holdco or Parent or any of their respective Subsidiaries is entitled under any Contract, except in the case of clauses (b) and (c) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation or loss that would not, individually or in the aggregate, materially impair or delay the ability of Parent, Intermediate Holdco or Merger Sub to consummate the Transactions.

Section 5.05       Litigation. As of the date of this Agreement, there are no pending or, to the Knowledge of Parent, Intermediate Holdco or Merger Sub, threatened, lawsuits, actions, suits, claims or other proceedings at law or in equity or investigations before or by any Governmental Authority against Parent, Intermediate Holdco or any of their respective Subsidiaries that would reasonably be expected to materially impair the ability of Parent, Intermediate Holdco or Merger Sub to consummate the Transactions. There is no unsatisfied judgment or any open injunction binding upon Parent, Intermediate Holdco or any of their respective Subsidiaries which would reasonably be expected to materially impair the ability of Parent, Intermediate Holdco or Merger Sub to consummate the Transactions.

Section 5.06       No Brokers. There is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of any of Parent, Intermediate Holdco or their respective Subsidiaries who will be entitled to any fee or commission from the Acquired Companies in connection with the Transactions.

Section 5.07       Ownership of Company Capital Stock.

(a)               Parent, Intermediate Holdco and Merger Sub and their respective Subsidiaries do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company except pursuant to this Agreement.

(b)               Neither Parent nor any of its Affiliates has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (i) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, or (ii) any stockholder of the Company (A) agrees to vote to adopt this Agreement or the Merger or (B) agrees to vote against, or not to tender its shares of Company Common Stock in, any Acquisition Proposal.

Section 5.08       Financial Capacity. Parent has delivered to the Company a true and complete copy of (a) the executed Intermediate Holdco Commitment Letter and (b) the executed Debt Commitment Letter. As of the date hereof, none of the Commitment Letters have been amended or modified in any manner prior to the date of this Agreement. Neither Parent nor any of its Affiliates has entered into any agreement, side letter or other commitment or arrangement relating to the financing of the Transactions, other than (i) as set forth in the Commitment Letters and the fee letters related thereto, as applicable, and (ii) customary non-disclosure or non-reliance agreements which do not impact the conditionality or aggregate amount of the Financing. As of the date hereof, assuming the Financing is funded in accordance with the Financing Conditions and assuming that each of the conditions set forth in Article VIII are satisfied at Closing, the aggregate proceeds of the Debt Financing (both before and after giving effect to the exercise of any or all “market flex” provisions related thereto), the Preferred Equity Financing and the Holdco PIK Financing, together with cash on hand, will be sufficient to consummate the Transactions, including, for the avoidance of doubt, (i) the payment of the aggregate Merger Consideration, Option Consideration and D/RSU Consideration to which holders of Company Common Stock, Company Options, Company RSU Awards and Company DSU Awards will be entitled at the Effective Time pursuant to this Agreement, (ii) subject to Section 7.14, the repayment or refinancing of the Company Credit Agreement and (iii) the payment of all fees and expenses required to be paid by Parent, Holdings, Intermediate Holdco or Merger Sub in connection with the Transactions. As of the date hereof, the commitments contained in the Commitment Letters have not been withdrawn or rescinded in any respect. As of the date hereof, the Commitment Letters are in full force and effect and represent valid, binding and enforceable obligations of Parent, Holdings and Intermediate Holdco, as applicable, and, to the Knowledge of Parent, Merger Sub and Intermediate Holdco, each other party thereto (subject, in each case, to the Enforceability Exceptions) to provide the financing contemplated thereby subject only to the satisfaction or waiver of the Financing Conditions. Holdings, Parent and Intermediate Holdco have fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Financing. As of the date hereof, assuming that each of the conditions set forth in Article VIII, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Holdings, Parent or Intermediate Holdco or, to the Knowledge of Parent and Intermediate Holdco, any other party thereto under any term of the Commitment Letters. As of the date hereof, Parent and Intermediate Holdco have no reason to believe, assuming that each of the conditions set forth in Article VIII are satisfied at Closing, that it or, to the Knowledge of Parent and Intermediate Holdco, any other party thereto will be unable to satisfy on a timely basis any term of any of the Commitment Letters. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing other than the Financing Conditions. The only conditions precedent or other contingencies related to the funding of the applicable Financing on the Closing Date that will be included in the definitive documentation in respect of the applicable Financing shall be the Financing Conditions contained in the applicable Commitment Letters. As of the date hereof, Parent and Intermediate Holdco have no reason to believe that (A) any of the Financing Conditions will not be satisfied or (B) assuming satisfaction or waiver of the Financing Conditions on the Closing Date, the Financing will not be made available to Parent or Intermediate Holdco, as applicable, on the Closing Date. With respect to any commitment letter (including all exhibits, schedules and annexes thereto and any associated fee letter) governing any Replacement Commitment Facility (the “Replacement Facility Commitment Letter”), the parties hereto agree that upon delivery to Company of a fully executed version thereof, the Replacement Facility Commitment Letter shall be deemed a “Debt Commitment Letter” hereunder and Parent shall be deemed to, as of such date of delivery, make the same representations and agree to the same covenants contained herein with respect to the Debt Commitment Letter regarding such Replacement Facility Commitment Letter (it being understood and agreed that the Replacement Facility Commitment Letter may not have conditions precedent to the funding thereunder that are not substantially identical to (or are more expansive than) the conditions precedent to the funding of the second lien incremental term loan facility under the Debt Commitment Letter as in effect on the date hereof). Parent, Merger Sub and Intermediate Holdco expressly agree and acknowledge that their obligations hereunder, including Parent’s and Merger Sub’s obligations to consummate the Merger, are not subject to, or conditioned on, Parent’s, Merger Sub’s or Intermediate Holdco’s receipt of financing.

Section 5.09       Solvency. Neither Parent nor Merger Sub is entering into the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of any Parent, the Subsidiaries of Parent or any Acquired Company. Assuming (a) the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to consummate the Transactions and (b) the accuracy of the Company’s representations set forth in Article IV, each of Parent and the Surviving Corporation will, after giving effect to all of the Transactions, including the payment of any amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses, be solvent at and immediately after the Effective Time. As used in this Section 5.09, the term “solvent” means, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries will exceed their debts, (b) each of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries have not incurred debts beyond its ability to pay such debts as such debts mature, and (c) each of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries, has sufficient capital and liquidity with which to conduct its business.

Section 5.10       Information in the Proxy Statement. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement (and any amendment thereof or supplement thereto) will, as of the date the Proxy Statement is mailed to the Company’s stockholders and at the time of the meeting of the Company’s stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

Section 5.11       Ownership of Merger Sub; No Prior Activities. All of the authorized capital stock of Merger Sub consists of 1,000 shares, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding shares of stock of Merger Sub are, and at the Effective Time will be, owned directly by Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions. Except for obligations or liabilities incurred in connection with its formation and the Transactions, including those matters incidental thereto, Merger Sub has not and will not prior to the Effective Time have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.12       Company Arrangements. Other than this Agreement, as of the date hereof, none of Parent or Merger Sub, or their respective executive officers, directors or Affiliates, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or Affiliates of the Company relating in any way to the Transactions or the operations of the Company.

Section 5.13       Investment Intention. Parent is acquiring through the Transactions the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation have not been registered under the Securities Act or any “blue sky” Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable “blue sky” Laws or pursuant to an exemption from any such registration.

Section 5.14       Absence of Certain Agreements. As of the date of this Agreement, none of Parent, Intermediate Holdco, Merger Sub or any of their respective Affiliates (including the Guarantor and its Affiliates) has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (i) with any Third Party that would, in any material way, be reasonably expected to limit Parent’s, Intermediate Holdco’s or Merger Sub’s ability to comply with Parent’s, Intermediate Holdco’s or Merger Sub’s obligations under this Agreement or (ii) with any Third Party that would reasonably be expected to materially delay or prevent consummation of the Transactions. Parent is not aware of any matter related to Parent, Intermediate Holdco, Merger Sub or their respective Affiliates or Representatives that would reasonably be expected, individually or in the aggregate, to materially delay, impede or interfere with the consummation of the Transactions.

Section 5.15       No Additional Representations and Warranties. Except as provided in this Article V or in any certificate to be delivered by Parent or Merger Sub in connection with this Agreement, none of Parent, Merger Sub nor any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or Merger Sub, any of their Subsidiaries, or with respect to any other information provided to the Company or their respective Affiliates in connection with the Transactions, including the accuracy, completeness or timeliness thereof. None of Parent, Merger Sub nor any other Person will have or be subject to any claim, liabilities or any other obligation to the Company or any other Person resulting from the distribution or failure to distribute to the Company, or the Company’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to the Company for purposes of the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article V or in any certificate to be delivered by Parent or Merger Sub in connection with this Agreement.

Section 5.16       Acknowledgement of No Additional Representations and Warranties. Except for the representations and warranties contained in Article IV or in any certificate to be delivered by the Company in connection with this Agreement, Parent and Merger Sub acknowledge that neither the Company nor any of its Subsidiaries or Representatives makes, and Parent and Merger Sub acknowledge that they have not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of the Company or any of its Subsidiaries or with respect to any other information provided or made available to Parent or Merger Sub by or on behalf of the Company in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their respective Representatives in certain “data rooms” or management presentations in expectation of the Transactions.

Article VI.
COVENANTS OF THE COMPANY

Section 6.01       Conduct of the Company Pending the Merger.

(a)               The Company agrees that, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.01, except as set forth in Section 6.01(a) of the Company Disclosure Letter or as required by Applicable Law or expressly contemplated by this Agreement or otherwise with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, (x) conduct its operations, in all material respects, in the ordinary course of business, and (y) use its commercially reasonable efforts to preserve the goodwill and current relationships of the Acquired Companies with customers, suppliers and other Persons with which the Company or any of its Subsidiaries has significant business relations; provided, however, that the failure by an Acquired Company to take any action prohibited by any clause in the following sentence shall not be deemed to be a breach of the covenants contained in this sentence. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 6.01(a) of the Company Disclosure Letter or as required by Applicable Law or expressly contemplated by this Agreement, or otherwise with the prior written consent of Parent (such shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.01:

(i)              amend the certificate of incorporation, bylaws or other organizational documents of the Acquired Companies;

(ii)             issue, sell, grant options or rights to purchase or receive, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, or issue any additional shares of, or securities convertible or exchangeable for, or warrants exercisable for, any Company Capital Stock or other equity interests of the Acquired Companies, other than (A) shares of Company Common Stock issuable (1) upon exercise of the Company Options in accordance with their terms or (2) in connection with the vesting and/or settlement of Company RSU Awards or Company DSU Awards in accordance with their terms, or (B) crediting of Company DSU Awards under the Company’s Director Deferred Compensation Plan to effectuate any election made by a director under the terms of the Company’s Director Deferred Compensation Plan;

(iii)            make or declare any dividend or distribution to the stockholders or other holders of equity interests of the Acquired Companies (except for any such transactions solely among the Company and its wholly owned Subsidiaries or among the wholly owned Company’s Subsidiaries);

(iv)            except in the ordinary course of business or as provided in Section 7.14, (A) amend, modify or terminate (excluding any expiration of the term thereof in accordance with its terms) any Company Material Contract or waive, release or assign any material rights, claims or benefits under any Company Material Contract, or (B) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement;

(v)             sell, assign, transfer, convey, pledge, lease, exclusively license, encumber or otherwise dispose of any material assets (other than Company IP, which is addressed in Section 6.01(a)(xii)) or properties, except in the ordinary course of business or under the Company Credit Agreement;

(vi)            except as required by Applicable Law or the terms of this Agreement (including Section 6.01(a)(ii)), pursuant to the terms of a Plan in existence as of the date hereof or in the ordinary course of business: (A) grant any retention, change in control, severance or termination pay to a current or former employee, director or officer of any Acquired Company, other than to employees below the level of Vice President that, individually or in the aggregate, would not result in a material liability to any Acquired Company, (B) enter into any collective bargaining agreement, (C) establish or adopt any material Plan, or materially amend any Plan (which, for the avoidance of doubt, excludes offer letters for “at will” employment that provide for no severance or change in control benefits), (D) increase cash compensation payable to any director, officer, employee or other individual service provider of any Acquired Company, other than increases in annual base salaries for 2021 (and corresponding target cash bonus opportunities) for employees at the level of Vice President or below that do not exceed, in the aggregate, 4% of the aggregate annual base salaries for such positions in calendar year 2020, (E) hire or promote, or promise to hire or promote, any officer or employee, other than a hire or promotion in the ordinary course of business of an employee hired or promoted to a position below the level of Senior Vice President, (F) terminate (other than for cause or due to death or disability) the employment of any employee at the level of Senior Vice President or above, or (G) take any action to accelerate the vesting or payment of any compensation or benefits for any current or former employee or other individual service provider of any Acquired Company that would not otherwise accelerate under the terms of any Plan in effect prior to the date of this Agreement;

(vii)           other than the Merger contemplated hereby, merge, consolidate, liquidate, dissolve, restructure, recapitalize, statutorily convert or otherwise reorganize any Acquired Company with any Person (including any other Acquired Company or any Subsidiary of the Acquired Companies) or adopt a plan or resolution providing for any such transaction;

(viii)          other than in accordance with Contracts in effect on the date hereof, make any loans or advances or capital contributions to, or investments in, any other Person (other than for transactions among the Acquired Companies), except for (A) advances to employees or officers of the Acquired Companies for travel and other reasonable and documented out-of-pocket expenses or (B) extensions of credit to customers pursuant to the terms of a Contract entered into prior to the date of this Agreement, in each case, incurred in the ordinary course of business;

(ix)             (A) make, change, amend or rescind any material Tax election, (B) change any material accounting principles, methods or practices, (C)  enter into any closing agreement with respect to material Taxes, (D) settle any material Tax claim or assessment, (E) file any material amended Tax Return, or (F) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax (except with respect to the routine extension of Tax Returns);

(x)              except as provided in Section 6.01(a)(ii), split, combine, reclassify, adjust, recapitalize, subdivide, amend the terms of, redeem, purchase or otherwise acquire any shares of its capital stock or other equity interests or any options, warrants, securities or other rights exercisable for or convertible into any such capital stock or equity securities;

(xi)             (A) form any Subsidiary or acquire any equity interest in any other Person (other than in accordance with Contracts in effect on the date hereof), (B) enter into any new material line of business, or (C) open a new office of the Acquired Companies in any country where no Acquired Company has an office as of the date hereof;

(xii)           except in the ordinary course of business consistent with past practice, (A) transfer, assign, grant, or agree to grant, any Person any license or Lien, other than any Permitted Liens, in, to or under any Company IP, or (B) abandon, cancel, dispose of, or permit to lapse, any material Company IP;

(xiii)           repurchase, redeem or otherwise acquire any Company Common Stock, except Company Common Stock repurchased from employees or consultants or former employees or consultants of the Company pursuant to the exercise of repurchase rights or in connection with the withholding of Company Common Stock to satisfy Tax obligations or to pay the exercise price with respect to Company Options, Company RSU Awards or Company DSU Awards;

(xiv)          incur any Indebtedness for borrowed money;

(xv)           change any of its methods of accounting or accounting practices in any material respect other than as required or permitted by GAAP (or, if applicable, International Financial Reporting Standards) or Applicable Law;

(xvi)          make any capital expenditure in excess of $5,000,000 individually or $20,000,000 in the aggregate;

(xvii)         other than in accordance with Contracts in effect on the date hereof, make or offer to make any acquisition of any Person, business or division thereof (including by merger, consolidation, acquisition of stock or asset, or otherwise);

(xviii)        engage in any transaction with, or enter into any agreement, arrangement or understanding with any affiliate of the Company or other Person covered by Item 404 of Regulation S-K;

(xix)           (A) settle any Proceeding before or threatened to be brought before a Governmental Authority, other than monetary settlements not in excess of $1,000,000 individually, or $7,500,000 in the aggregate (provided that such settlements do not involve any non-de minimis injunctive or equitable relief or impose non-de minimis restrictions on the business activities of the Acquired Companies, taken as a whole, Parent or any of its Subsidiaries) or (B) waive any material right with respect to any material claim held by the Acquired Companies in respect of any Proceeding brought or threatened in writing to be brought before a Governmental Authority, in each case of clauses (A) and (B), other than any matters governed by Section 7.06;

(xx)            terminate, cancel or make any material changes to the structure, limits or terms and conditions of any Insurance Policies, including allowing any of the Insurance Policies to expire without renewing such Insurance Policies or obtaining comparable replacement coverage, or fail to pay premium or report known claims to an insurance carrier in a timely manner, in each case except as would not reasonably be likely to be material to the Acquired Companies, taken as a whole;

(xxi)           incur any expenses for third party advisors related to the consummation of the Merger as contemplated by this Agreement; or

(xxii)          authorize, agree to take, enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 6.01(a).

Notwithstanding anything to the contrary in this Agreement: (I) any action taken, or omitted to be taken, by any of the Acquired Companies pursuant to any Applicable Law or any other directive, pronouncement or guideline issued by a Governmental Authority or industry group providing for business closures, “sheltering-in-place” or other restrictions that relates to, or arises out of, any pandemic (including COVID-19), epidemic or disease outbreak shall in no event be deemed to constitute a breach of this Section 6.01(a); and (II) any action taken, or omitted to be taken, by any of the Acquired Companies that is responsive to or as a result of any pandemic (including COVID-19), epidemic or disease outbreak, as determined by the Acquired Companies, shall in no event be deemed to constitute a breach of this Section 6.01(a); provided that, in the case of each of the foregoing clauses (I) and (II), the Company shall use reasonable best efforts to consult with Parent promptly after taking (or omitting) any such action and consider in good faith any reasonable requests by Parent in respect of such actions or omissions.

(b)               Nothing contained in this Agreement shall give Parent, directly or indirectly, any right to control or direct the operations of the Acquired Companies prior to the Closing. Prior to the Closing, each of the Company and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

Section 6.02       No Solicitation; Adverse Recommendation Change.

(a)               Except as otherwise permitted by this Section 6.02, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.01, the Company shall, and shall cause its Subsidiaries and its and their respective directors, officers and employees to, and use reasonable best efforts to cause its other Representatives:

(i)              to (A) cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Third Party with respect to an Acquisition Proposal, (B) take the necessary steps to promptly inform any Third Parties with whom discussions and negotiations are then occurring or who make an Acquisition Proposal as of and after the date hereof of the obligations set forth in this Section 6.02(a), (C) promptly (and, in any event, within 24 hours) terminate all access granted to any Third Party and its Representatives to any physical or electronic dataroom, and (D) promptly (and, in any event, within 48 hours), request that all Third Parties and their respective Representatives promptly return to the Company or destroy any non-public information concerning the Acquired Companies that was previously furnished or made available to such Person or any of its representatives by or on behalf of the Company; and

(ii)              to not (A) solicit, initiate, seek or knowingly encourage or facilitate or encourage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information relating to the Acquired Companies to, or afford access to the books or records or officers of the Acquired Companies to, any Third Party with respect to, or in a manner that would reasonably be expect to lead to, an Acquisition Proposal; provided, that notwithstanding the foregoing, the Company shall be permitted to grant a waiver of or terminate any “standstill” or similar agreement or obligation of any Third Party with respect to the Acquired Companies to allow such Third Party to submit an Acquisition Proposal, (C) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal (an “Alternative Acquisition Agreement”) or (D) take or agree any of the actions prohibited by the foregoing clauses (A) through (C).

(b)               Notwithstanding anything to the contrary contained in Section 6.02(a), if at any time following the date hereof and prior to adoption of this Agreement by the Required Company Stockholder Approval (i) the Company has received a written Acquisition Proposal from a Third Party that did not result from a breach of Section 6.02(a) (other than any such breach that is immaterial and unintentional) and (ii) the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that (A) such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (B) the failure to take such action would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under Applicable Law, then the Company and its Representatives may (1) furnish non-public information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and its Affiliates and Representatives and (2) engage in discussions and negotiations with such Third Party and its Affiliates and Representatives with respect to the Acquisition Proposal (provided, that any material non-public information concerning the Acquired Companies made available to any Third Party shall, to the extent not previously made available to Parent, be made available to Parent as promptly as reasonably practicable (and, in any event, within 48 hours) after it is made available to such Third Party); provided, however, that the Company will not, will not permit any other Acquired Company or the Company Representatives to, disclose any material non-public information regarding the Acquired Companies to such Person without the Company first entering into an Acceptable Confidentiality Agreement with such Person if such Person is not already party to a confidentiality agreement with the Company. Notwithstanding anything to the contrary set forth in this Section 6.02(a) or elsewhere in this Agreement, the Company, its Subsidiaries and its Representatives may, in any event (without the Company Board having to make the determination in clause (ii) of the preceding sentence), contact any Third Party to (i) seek to clarify and understand the terms and conditions of any inquiry or proposal made by such Third Party solely to determine whether such inquiry or proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (ii) inform such Third Party that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal of the provisions of this Section 6.02.

(c)               Except as expressly permitted by this Section 6.02(c) or Section 6.02(d), neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation; (ii) fail to include the Company Board Recommendation in the Proxy Statement; (iii) adopt, authorize, approve or recommend, or publicly propose to adopt, authorize, approve or recommend, any Acquisition Proposal made or received after the date hereof; (iv) if (A) the Company has received an Acquisition Proposal that remains outstanding (and is not a tender offer or exchange offer addressed by clause (v) of this sentence), and (B) such Acquisition Proposal has not been rejected by the Company, fail to reaffirm the Company Board Recommendation within five Business Days after receipt of a written request from the Parent to do so; provided that Parent may only request one such reaffirmation with respect to any Acquisition Proposal; (v) fail to recommend against any Acquisition Proposal that is a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act within 10 Business Days after the commencement of such tender offer or exchange offer (any of the actions described in clauses (i) through (v) of this Section 6.02(c), an “Adverse Recommendation Change”); or (vi) cause or permit the Company to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Required Company Stockholder Approval, the Company Board shall be permitted, subject to compliance with Section 6.02(d) and Article IX, (A) to terminate this Agreement to concurrently enter into a definitive Alternative Acquisition Agreement and/or (B) to effect any Adverse Recommendation Change, if the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that failure to take such action could reasonably be expected to be inconsistent with the directors’ fiduciary duties under Applicable Law. For the avoidance of doubt, nothing in this Section 6.02(c) shall be deemed to prohibit, and no Adverse Recommendation Change shall be deemed to have occurred in connection with, any of the actions permitted by Section 6.02(f).

(d)               The Company Board shall not be entitled to effect an Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.01(h) unless, prior to adoption of this Agreement by the Required Company Stockholder Approval:

(i)              (A) an Acquisition Proposal that did not result from a breach of Section 6.01(a) (other than a breach that is immaterial and unintentional) is made to the Company by a Third Party following the date hereof; (B) the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, (C) the Company has provided, at least seventy-two (72) hours in advance (or, if such seventy-two (72)-hour period does not include at least one (1) Business Day, ending on the first (1st) Business Day commencing after the passage of such seventy-two (72)-hour period), written notice (a “Notice of Adverse Recommendation Change”) to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Adverse Recommendation Change and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes, as applicable, (1) written notice of the material terms and conditions of such Acquisition Proposal, (2) an unredacted copy of the Alternative Acquisition Agreement in respect of such Acquisition Proposal, (3) an unredacted copy of any other Contracts to be entered into in connection with such Acquisition Proposal that the Company Board determined was material to its decision that the Acquisition Proposal constitutes a Superior Proposal; (D) during such seventy-two (72)-hour period following the time of Parent’s receipt of the Notice of Adverse Recommendation Change, the Company shall have, and shall have caused its directors, officers and employees to, and shall have used reasonable best efforts to cause its other Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, the Commitment Letters and Guaranty so that such Acquisition Proposal ceases to constitute a Superior Proposal; and (E) following the end of such seventy-two (72)-hour period described in the preceding clause (D), the Company Board shall have determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to this Agreement, the Commitment Letters and Guaranty irrevocably offered in writing by Parent in response to the Notice of Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Adverse Recommendation Change continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change would still be inconsistent with its fiduciary duties under Applicable Law; provided, however, that, in the event of any material amendment of such Superior Proposal or any material change to the facts and circumstances relating to the Adverse Recommendation Change, the Company shall be required to issue a new Notice of Adverse Recommendation Change or otherwise comply again with the requirements of this Section 6.02(d) (provided, however, that for purposes of this sentence, references to the seventy-two (72)-hour period above shall be deemed to be references to a forty-eight (48)-hour period (or, if such forty-eight (48)-hour period does not include at least one (1) Business Day, ending on the first (1st) Business Day commencing after the passage of such forty-eight (48)-hour period) from the time of Parent’s receipt of the Notice of Adverse Recommendation Change); or

(ii)             (A) an Intervening Event has occurred; (B) the Company Board has determined in good faith, after consultation with the Company’s financial and outside legal counsel, that the failure to effect an Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law; (C) the Company has provided, at least seventy-two (72) hours in advance (or, if such seventy-two (72)-hour period does not include at least one (1) Business Day, ending on the first (1st) Business Day commencing after the passage of such seventy-two (72)-hour period), written notice (a “Notice of Intervening Event”) to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Intervening Event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes reasonably detailed information describing the Intervening Event; (D) during such seventy-two (72)-hour period following the time of Parent’s receipt of the Notice of Intervening Event, the Company shall have, and shall have caused its directors, officers and employees to, and shall have used reasonable best efforts to cause its other Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, the Commitment Letters and Guaranty in response to such Intervening Event; (E) following the end of such seventy-two (72)-hour period described in the preceding clause (D), the Company Board shall have determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to this Agreement, the Commitment Letters and Guaranty irrevocably offered in writing by Parent in response to the Notice of Intervening Event, that the failure to make such Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law.

(e)               From and after the date hereof until the Effective Time or the date, if any, on which this Agreement is terminated in accordance with Article IX, (i) as promptly as reasonably practicable (and in any event within 48 hours) after receipt of any Acquisition Proposal or any request for non-public information or inquiry that could reasonably be expected to lead to an Acquisition Proposal, the Company shall provide Parent with written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry (including, for avoidance of doubt, the identity of the party making such Acquisition Proposal), and (ii) the Company shall keep Parent reasonably informed in all material respects, on a reasonably current basis, of oral or written communications regarding, and the status and details (including material amendments or proposed material amendments) of, any such Acquisition Proposal, request or inquiry.

(f)                Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s stockholders), (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, or (iii) any other communication to the Company’s stockholders if (in the case of this clause (iii)) the Company Board has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to do so would be inconsistent with the directors’ fiduciary duties under Applicable Law.

Section 6.03       Access to Information. From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article IX, the Company shall, and shall cause its Subsidiaries to, afford to Parent and its Representatives reasonable access, during normal business hours, in such manner as to not unreasonably interfere with the operation of the business of the Acquired Companies, to their respective properties, offices, facilities, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Acquired Companies, and shall furnish such Representatives with existing financial and operating data and other information concerning the affairs of the Acquired Companies as such Representatives may reasonably request; provided, that such investigation shall only be upon reasonable notice and shall be at Parent’s sole cost and expense; provided, further, that nothing herein shall require the Acquired Companies to disclose any information to Parent or its Representatives if such disclosure would, in the reasonable judgment of the Company, (i) result in the disclosure of trade secrets or competitively sensitive or classified information, (ii) violate Applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party or (iii) jeopardize any attorney-client or other legal privilege held by any Acquired Company (provided, that, at Parent’s request, the Company shall use reasonable best efforts to develop an arrangement to communicate or provide the applicable information (or a portion thereof) in a manner that would not conflict with the foregoing clauses (i) through (iii)). Nothing herein shall authorize Parent or its Representatives to undertake any environmental testing involving sampling of soil, groundwater or building materials, or other similar invasive techniques at any of the Acquired Companies’ properties without the prior written consent of the Company. All information obtained by Parent, Merger Sub and their respective Representatives shall be subject to the Confidentiality Agreement. No investigation or access permitted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made by the Company hereunder but may be taken into account for purposes of determining whether the applicable conditions to Closing set forth in Article VIII have been satisfied. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.03 for any competitive or other purpose unrelated to the consummation of the Transactions.

Article VII.

ADDITIONAL COVENANTS OF THE PARTIES

Section 7.01       Appropriate Action; Consents; Filings.

(a)               The Company, Parent and Merger Sub shall use their reasonable best efforts to (and shall cause their respective Subsidiaries and Affiliates to) (i) promptly take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law, including Antitrust Law, or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent, Merger Sub or the Company, or any of their respective Subsidiaries or Affiliates, or to avoid any action or proceeding by any Governmental Authority (including those in connection with the Antitrust Laws), in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii)(A) as promptly as reasonably practicable, and in any event within five (5) Business Days after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act, (B) as promptly as reasonably practicable after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other applicable Antitrust Laws, and (C) as promptly as reasonably practicable after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other Applicable Law. The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any Applicable Law in connection with the Transactions.

(b)               Without limiting the generality of anything contained in this Section 7.01, each party hereto shall (to the extent not prohibited by Government Authority or Applicable Law) use reasonable best efforts to (and shall cause its Subsidiaries and Affiliates to): (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Authority with respect to the Merger or any of the other Transactions; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry, investigation, action or legal proceeding; (iii) promptly inform the other parties of any communication to or from any Governmental Authority regarding the approval of the Merger or any of the other Transactions; (iv) respond as promptly as practicable to any additional requests for information received by any party from any Antitrust Authority any other Governmental Authority with respect to the Transactions or filings contemplated by Section 7.01(a); and (v) (A) obtain termination or expiration of the waiting period under the HSR Act and such other approvals, consents and clearances as may be necessary, proper or advisable under any Applicable Laws, including any other applicable Antitrust Laws and (B) prevent the entry in any action or proceeding brought by a Governmental Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the Transactions. To the extent not prohibited by Governmental Authority or Applicable Law, each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Merger or any of the other Transactions. In addition, except as may be prohibited by any Governmental Authority or by Applicable Law, in connection with any such request, inquiry, investigation, action or legal proceeding, each party hereto will permit Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry, investigation, action or legal proceeding.

(c)               Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent related to any Applicable Law, Parent shall (and shall cause its Subsidiaries and Affiliates to) cooperate in good faith with the Governmental Authorities and shall undertake (and cause its Subsidiaries and Affiliates to undertake) promptly any and all action to complete lawfully the Transactions as soon as practicable (but in any event prior to the End Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger, including (i) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business and (ii) promptly effecting the disposition, licensing or holding separate of assets or lines of business, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the End Date. The entry by any Governmental Authority in any Proceeding of a Governmental Order permitting the consummation of the Transactions but requiring any assets or lines of business to be sold, licensed or otherwise disposed or held separate thereafter (including the business and assets of the Acquired Companies) shall not, individually, or in the aggregate (together with one or more other changes, events, circumstances, developments or facts) be deemed a failure to satisfy any condition specified in Article VIII.

(d)               Parent shall be solely responsible for and pay all filing and related fees required in connection with obtaining any consents or approvals of the type described in this Section 7.01.

Section 7.02       Proxy Statement.

(a)               Subject to Parent’s timely performance of its obligations under Section 7.02(b), as promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC a proxy statement in preliminary form, as required by the Exchange Act, relating to the Company Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Except as contemplated by the express terms of Section 6.02, the Proxy Statement shall include the Company Board Recommendation with respect to the Merger. The Company shall promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the parties hereto shall use their reasonable best efforts to respond promptly to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement. The Company shall use its reasonable best efforts so that the Proxy Statement will comply as to form, in all material respects, with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Company Stockholder Meeting as promptly as reasonably practicable after the date of this Agreement, and in no event more than ten (10) Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response to the extent permitted by Applicable Law, and the Company shall consider in good faith the inclusion or reflection of any such comments so provided; provided, however, that the Company may amend or supplement the Proxy Statement without the review or comment of Parent in the event of an Adverse Recommendation Change pursuant to Section 6.02. The Company agrees that none of the information supplied by it or its Subsidiaries for inclusion in the Proxy Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (i) notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates or Representatives, or any of the Financing Sources, for inclusion or incorporation by reference in the Proxy Statement and (ii) updates thereafter in responses to claims shall not per se be deemed to be a breach for purposes of this Section 7.02(a).

(b)               Parent shall, as promptly as possible, furnish to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise use reasonable best efforts to assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Parent will, upon reasonable request of the Company, confirm and/or supplement the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholder Meeting, such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)               In accordance with the Company’s organizational documents, the Company shall use reasonable best efforts to, as promptly as reasonably practicable (but subject to the last sentence of this Section 7.02(c) and the timing contemplated in Section 7.02(a)), (i) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (including any adjournment or postponement thereof, the “Company Stockholder Meeting”) and (ii) mail to the holders of Company Common Stock as of the record date established for the Company Stockholder Meeting a Proxy Statement (such date, the “Proxy Date”). Without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), in no event shall the Proxy Date be changed to such a date that would result in the Company Stockholder Meeting being within 10 Business Days of the End Date, except as required by Applicable Law. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedures and matters required by Applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting. The Company shall use reasonable best efforts to duly call, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that the Company may postpone, recess or adjourn the Company Stockholder Meeting: (A) with the consent of Parent, (B) for the absence of a quorum, (C) to solicit additional proxies for the purpose of obtaining the Required Company Stockholder Approval or (D) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under Applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s stockholders prior to the Company Stockholders Meeting. Unless the Company Board shall have effected an Adverse Recommendation Change pursuant to Section 6.02, the Company shall use its reasonable best efforts to solicit proxies in favor of the adoption of this Agreement. Notwithstanding anything to the contrary contained in this Agreement and notwithstanding any Adverse Recommendation Change, the Company shall submit this Agreement to the stockholders of the Company for adoption at the Company Stockholder Meeting; provided, however, that the Company shall not be required to hold the Company Stockholder Meeting if this Agreement is terminated in accordance with Article IX.

(d)               If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of the Company’s or Parent’s respective Subsidiaries, or their respective officers or directors, is discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the others. Each of Parent, Merger Sub and the Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

Section 7.03       Confidentiality; Public Announcements. Except as otherwise contemplated by Section 6.02(f) (and, for the avoidance of doubt, nothing herein shall limit the rights of the Company or the Company Board under Section 6.02), prior to any Adverse Recommendation Change, the Company, Parent and Merger Sub shall consult with each other before issuing any press release or public announcement with respect to this Agreement or the Transactions, and none of the parties or their Affiliates shall issue any such press release or public announcement prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be necessary to the extent disclosure may be required by Applicable Law or applicable stock exchange rule or any listing agreement of any party hereto. The Company may, without Parent’s or Merger Sub’s consent, communicate to its employees, customers, suppliers and consultants in a manner consistent with prior communications of the Company or consistent with a communications plan previously agreed to by Parent and the Company to the extent such prior communications are still accurate, in which case such communications may be made consistent with such plan. Notwithstanding anything to the contrary set forth therein or herein, the Confidentiality Agreement shall continue in full force and effect until the Closing and thereafter terminate and be of no further force and effect. Nothing in this Section 7.03 shall, but subject to the Confidentiality Agreement, prevent any Affiliate of Parent that is a private equity or similar investment fund, or any manager or general partner of any such fund, from reporting or disclosing with respect to fundraising, marketing, informational or reporting activities, on a confidential basis, to its partners, investors, potential investors or similar parties, general information regarding this Agreement and the Transactions, in each case subject to customary obligations of confidentiality with respect to non-public information such as transaction value or other specific economic terms. For the avoidance of doubt, any public filings providing notice to or seeking approval from any Governmental Authority made pursuant to Section 7.01 shall be governed by Section 7.01 and not this Section 7.03.

Section 7.04       Indemnification of Officers and Directors.

(a)               From and after the Effective Time, Parent agrees that it shall cause the Surviving Corporation to indemnify and hold harmless each present and former (in each case, as of the Effective Time) director, officer and employee of the Acquired Companies (each, a “7.04 Indemnitee”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Acquired Companies, as the case may be, would have been permitted under or required by Applicable Law and their respective certificates of incorporation, bylaws, indemnification agreements or other organizational documents in effect on the date of this Agreement. Parent also agrees to cause the Surviving Corporation to promptly advance reasonable and documented out-of-pocket expenses as incurred by each 7.04 Indemnitee to the fullest extent permitted under or required by Applicable Law and their respective certificates of incorporation, bylaws, indemnification agreements or other organizational documents in effect on the date of this Agreement. Without limiting the foregoing, Parent shall cause the Acquired Companies (i) to maintain for a period of not less than six (6) years from the Effective Time provisions in their respective certificates of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the 7.04 Indemnitees that are no less favorable to those Persons than the provisions of the certificates of incorporation, bylaws, indemnification agreements, and other organizational documents of the Acquired Companies, as applicable, in each case, as of the date of this Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Applicable Law.

(b)               For a period of six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage; provided, however, that if any Proceeding is asserted or made against those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on or prior to the sixth (6th) year anniversary of the Effective Time, any insurance required to be maintained under this Section 7.04 shall be continued in respect of such claim until the final disposition thereof. Notwithstanding the foregoing, the Company may and (if the Company does not) Parent shall cause the Surviving Corporation to cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining at or prior to the Closing Date a prepaid, non-cancelable six (6)-year “tail” policy (containing terms not less favorable than the terms of such current insurance coverage) with respect to matters existing or occurring at or prior to the Effective Time.

(c)               Notwithstanding anything contained in this Agreement to the contrary, this Section 7.04 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 7.04. In addition, Parent and the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that could reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this Section 7.04.

(d)               Parent shall assume, and be jointly and severally liable for, and shall cause the Acquired Companies to honor, each of the covenants in this Section 7.04.

Section 7.05       Section 16 Matters. Prior to the Effective Time, the Company shall take such actions as are required to cause the disposition of Company Common Stock, Company Options, Company RSU Awards, Company DSU Awards or other securities in connection with the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

Section 7.06       Stockholder Litigation. The Company shall use reasonable best efforts to prevent the entry of (and, if entered, to have vacated, lifted, reversed or overturned) any injunction, order, ruling, decree, judgment or similar order that results from any Proceeding against the Company or any of its directors by any holder of Company Common Stock arising out of or relating to this Agreement or the Transactions. The Company shall provide Parent with prompt notice of, and copies of all pleadings and correspondence relating to, any Proceeding against the Company or any of its directors by any holder of Company Common Stock arising out of or relating to this Agreement or the Transactions. The Company shall keep Parent reasonably informed on a current basis regarding any stockholder litigation against the Company or its directors relating to the Transactions, whether commenced prior to or after the execution and delivery of this Agreement and give Parent the opportunity to participate in (but not direct or control) the defense, settlement or compromise of any such Proceeding, at Parent’s sole cost and expense, and no such settlement or compromise shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 7.07       Employee Matters.

(a)               For the period commencing at the Effective Time and ending on the earlier of (x) the date that is eighteen (18) months following the Effective Time and (y) the date on which the employment of a Continuing Employee terminates, Parent, the Surviving Corporation or any of their respective Affiliates shall provide each Continuing Employee with (i) an annual base salary and incentive compensation opportunities that are no less favorable, in the aggregate, than the annual base salary and incentive compensation opportunities (in each case, other than equity or equity-related compensation incentives) provided to such Continuing Employee immediately prior to the Effective Time, (ii) employee and fringe benefits (including vacation/leave, health, welfare and retirement benefits, but excluding for such purposes any equity or equity-related awards, incentive compensation, severance benefits, defined benefit pension benefits and retiree medical benefits) that are no less favorable than (A) those provided to such Continuing Employee immediately prior to the Effective Time or (B) those provided to similarly situated employees of Parent and (iii) severance benefits and protections that are no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time, taking into account such Continuing Employee’s additional period of service and increases (but not decreases) in compensation following the Closing. Additionally, following the Closing, Parent, the Surviving Corporation or any of their respective Affiliates shall assume, honor and perform in accordance with their terms the severance protections and benefits under the Plans set forth on Section 4.16(a) of the Company Disclosure Letter.

(b)               Effective as of the Effective Time and thereafter, Parent and its Affiliates shall recognize, or shall cause the Surviving Corporation to recognize, each Continuing Employee’s employment or service with any Acquired Company (including any current or former Affiliate thereof or any predecessor of such Acquired Company) prior to the Closing for purposes of determining, as applicable, eligibility for participation, vesting and entitlement of the Continuing Employee under all employee benefit plans maintained by the Surviving Corporation, Parent or any of their respective Affiliates, including vacation plans or arrangements, 401(k) or other retirement plans and any severance or welfare plans, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Plan and except to the extent such recognition would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, effective as of the Effective Time and thereafter, Parent and its Affiliates shall, or shall cause the Surviving Corporation to (i) cause any pre-existing conditions or limitations, eligibility waiting periods, actively at work requirements, evidence of insurability requirements or required physical examinations under any health or similar plan of the Surviving Corporation, Parent or any of their respective Affiliates to be waived with respect to Continuing Employees and their eligible dependents, except to the extent that any waiting period, exclusions or requirements still applied to such Continuing Employee under the comparable Plan in which such Continuing Employee participated immediately before the Effective Time, and (ii) fully credit each Continuing Employee with all deductible payments, co-payments and other out-of-pocket expenses incurred by such Continuing Employee and his or her covered dependents under the medical, dental, pharmaceutical or vision benefit plans of the Acquired Companies prior to the Closing during the plan year in which the Closing occurs for the purpose of determining the extent to which such Continuing Employee has satisfied the deductible, co-payments, or maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for such plan year under any medical, dental, pharmaceutical or vision benefit plan of the Surviving Corporation, Parent or any of their respective Affiliates, as if such amounts had been paid in accordance with such plan.

(c)               In the event the Closing Date occurs prior to the payment of bonuses under the Company’s 2020 bonus program, Parent and its Affiliates shall cause each Continuing Employee to be paid such employee’s 2020 annual bonus pursuant to the terms and conditions set forth in such program; provided, however, that in the event the Closing Date occurs on or prior to March 15, 2021, each Continuing Employee’s bonus shall be no less than such employee’s 2020 target annual bonus. Such annual bonuses shall be paid no later than March 15, 2021, subject to the Continuing Employee’s continued employment through the payment date; provided, however, that a Continuing Employee shall remain entitled to such employee’s 2020 bonus if such employee is terminated without cause or resigns for good reason, in either event, prior to the payment date.

(d)               If requested by Parent in writing at least ten (10) Business Days prior to the Effective Time, the Company Board will authorize the full vesting of all benefits under and termination of any and all Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, effective no later than the day immediately preceding the Closing Date. Each Continuing Employee who is a participant in a 401(k) plan of the Acquired Companies will be allowed to participate, effective as of the Effective Time, in a tax qualified plan which includes a cash or deferred arrangement intended to satisfy the provisions of Section 401(k) of the Code that is sponsored by Parent or an Affiliate of Parent (the “Parent 401(k) Plan”). Parent will, or will cause an Affiliate to, take all actions necessary so that the Parent 401(k) Plan will accept rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, inclusive of loans) from the 401(k) Plan of the Acquired Companies and Parent (or its Affiliate) will thereafter maintain such loan under the Parent 401(k) Plan.

(e)               The provisions of this Section 7.07 are solely for the benefit of the parties to this Agreement, and no Continuing Employee or other current or former employee, director, or consultant (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 7.07 shall create such rights in any such Persons or otherwise confer upon or give to any Person, other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies with respect to the matters provided for in this Section 7.07 under or by reason of any provision of this Agreement. Nothing herein shall (i) guarantee employment or continued service for any period of time or preclude the ability of Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to terminate the employment of any Continuing Employee at any time and for any reason, (ii) require Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to continue any Plans, or other employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Effective Time or (iii) amend any Plans or other employee benefit plans or arrangements.

Section 7.08       Notices of Certain Events. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority or any other Person in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (b) any Proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement or the Transactions, and (c) any Effect that has caused, or would reasonably be expected to cause, any of the conditions set forth in Article VIII not to be satisfied.

Section 7.09       Stock Exchange Delisting. Prior to and following the Effective Time, the Company (and the Surviving Corporation) shall cause the Company’s securities to be de-listed from Nasdaq and de-registered under the Exchange Act as promptly as practicable following the Effective Time in compliance with Applicable Law, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.

Section 7.10       Merger Sub. Parent will take all actions necessary to (a) cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement and any matters incidental thereto.

Section 7.11       Conduct of Business by Parent Pending the Merger. Parent and Merger Sub covenant and agree that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.01, Parent and Merger Sub shall not, and shall not permit any of their Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets if such business competes in any line of business of the Acquired Companies and the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to (a) impose any material delay in the obtaining of, or increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (b) materially increase the risk of any Governmental Authority entering a Governmental Order prohibiting the consummation of Transactions, (c) materially increase the risk of not being able to remove any such Governmental Order on appeal or otherwise or (d) materially delay or prevent the consummation of the Transactions.

Section 7.12       Financing Cooperation.

(a)               The Company shall, and shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause any of its and their respective officers and employees of appropriate seniority and expertise to, use commercially reasonable efforts to provide (or cause its Subsidiaries to provide) such cooperation in connection with the arrangement of the Financing (or any permitted replacement, amended, modified or alternative financing, including any Replacement Commitment Facility) as is reasonably requested by Parent; provided that the Company shall in no event be required to provide (or cause its Subsidiaries to provide) such assistance that shall unreasonably interfere with its or its Subsidiaries’ ongoing business operations. Such assistance shall include using reasonable best efforts to do the following, each of which shall be at Parent’s sole cost and expense:

(i)                 furnish, or cause to be furnished to, Parent, Merger Sub and Intermediate Holdco and the Financing Sources, the Required Information and such other information regarding the Acquired Companies as Parent may reasonably request in connection with the preparation of bank information memoranda, lenders’ presentations and other customary marketing materials relevant to the Debt Financing (provided that Parent acknowledges that the Company SEC Documents provide a substantial amount of such information under this clause (i) that Parent reasonably expects to require as of the date of this Agreement);

(ii)              make senior management of the Company available to assist in the preparation of rating agency presentations, meetings with rating agencies, investor presentations and due diligence sessions with respect to the Debt Financing;

(iii)            assist Parent and its Financing Sources under the Debt Commitment Letter in the preparation of (A) customary bank information memoranda and similar documents or materials for any portion of the Debt Financing and (B) customary materials for rating agency presentations (provided that the scope and nature of financial information to be provided by Company is addressed exclusively in the foregoing clause (i));

(iv)             execute and deliver customary authorization letters (“Rep Letters”) that (x) authorize the distribution of information to prospective lenders or investors relating to the Financing and (y) include customary representations and confirmations;

(v)               furnishing at least four (4) Business Days prior to the Closing Date, documentation and other information reasonably requested at least nine (9) Business Days prior to the Closing Date by the Financing Sources under applicable “know-your-customer”, beneficial ownership and anti-money laundering rules and regulations; and

(vi)             assist with Parent’s preparation of the Debt Financing Documents and Intermediate Holdco’s preparation of the Preferred Equity Financing Documents and the Holdco PIK Financing Documents, and coordinating with Parent for the taking of all corporate, limited liability company, partnership or other similar actions at Closing (subject to clause (b)(iii) below) as reasonably requested by Parent to permit the consummation of the Financing; provided that no such actions shall be required to be effective prior to the Closing.

(b)               Notwithstanding Section 7.12(a), (i) neither the Company nor any of its Affiliates will be required to make any filings with the SEC in connection with the Financing (other than in any applicable proxy statement), (ii) nothing in this Section 7.12 shall require any such action to the extent it would (A) unreasonably interfere with the business or operations of the Acquired Companies or require the Acquired Companies to agree to pay any fees, reimburse any expenses or give any indemnities, in any case prior to the Closing, for which Parent does not promptly reimburse or indemnify it, as the case may be, under this Agreement or (B) require the Company, any Company Party or their respective Representatives to execute, deliver or enter into, or perform any Financing Document that in each case would take effect prior to the Closing (other than, for the avoidance of doubt, (1) in response to requests consistent with those set forth in clause (a)(v) above, certifications or other materials as may be required by bank regulatory authorities and (2) the Rep Letters), (iii) none of the Company Board or similar governing body of any other Acquired Company shall prior to the Closing be required to adopt resolutions approving any Financing Document that in each case becomes effective prior to the Closing and any such adoption or approval at Closing shall be performed by such board of directors (or other similar governing body) as constituted after the Effective Time and Closing, (iv) the Company’s obligations under this Section 7.12 shall be subject to the Financing Sources being bound by confidentiality agreements in accordance with customary market practice, and (v) none of the Acquired Companies shall be required to provide any information to the extent it would (A) cause significant competitive harm to any Acquired Company if the Transactions are not consummated, (B) violate Applicable Law or the provisions of any material Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party, (C) jeopardize any attorney-client or other legal privilege or (D) violate any applicable confidentiality obligation of any Acquired Company.

(c)               The Company shall have the reasonable right to review marketing materials used in connection with the arrangement of the Financing prior to the dissemination of such materials to potential lenders or other counterparties to any proposed financing transaction (or filing with any Governmental Authority); provided that the Company shall communicate in writing its comments with respect to the Acquired Companies, if any, to Parent and its counsel within a reasonable period of time under the circumstances and consistent with the time accorded to other participants who were asked to review and comment on such marketing materials. The Company shall not be required to agree to any contractual obligation relating to the Preferred Equity Financing or the Holdco PIK Financing (without prejudice to clause (b)(i) above). The Company shall not be required to agree to any contractual obligation relating to the Debt Financing that is not conditioned upon the Closing and that does not terminate without liability to the Company and its Affiliates upon the termination of this Agreement. Unless otherwise agreed by the parties, the Company shall not be required to deliver or cause the delivery of any legal opinions or solvency certificates in connection with the Financing.

(d)               Parent shall indemnify and hold harmless the Acquired Companies, and each of their respective directors, officers, employees, agents and other Representatives, from and against any and all liabilities, costs or expenses suffered or incurred in connection with the Financing or any information, assistance or activities provided in connection therewith (other than to the extent such losses arise from historical information provided by the Company or its Representatives (but not to the extent such information has been superseded by information provided by the Company or its Representatives or modified by Parent or its Representatives; provided such superseded or modified information, as the case may be, is correct in all material respects) or the gross negligence, willful misconduct or material breach of this Section 7.12 by the Company or its Representatives). Parent shall promptly reimburse the Acquired Companies for any and all documented out-of-pocket third party costs and expenses incurred by the Acquired Companies and each of their respective directors, officers, employees, agents and other Representatives in connection with the Financing or such assistance.

(e)               Parent acknowledges and agrees that obtaining the Financing, or any alternative financing, is not a condition to Closing. Each Acquired Company hereby consents to the use of its respective logos in connection with the Financing; provided that such logos, names and trademarks shall be used solely in a manner that is not intended to or reasonably likely to harm or disparage the Acquired Companies or their respective reputation or goodwill.

(f)                Notwithstanding anything to the contrary herein, it is understood and agreed that the condition precedent set forth in Section 8.02(b), as applied to the Company’s obligations under this Section 7.12, shall be deemed to be satisfied unless the Financing has not been obtained as a direct result of the Company’s willful and material breach of its obligations under this Section 7.12.

Section 7.13       Financing.

(a)               Intermediate Holdco, Parent and Merger Sub shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange and obtain the Financing as promptly as practicable following the date of this Agreement and to consummate the Financing on or prior to the Closing Date. Such actions shall include, but not be limited to, using reasonable best efforts to do the following: (i) maintain in effect the Commitment Letters; (ii) cause the officers and employees of Parent and its Affiliates to participate in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies; (iii) satisfy, or cause to be satisfied, on a timely basis all Financing Conditions; (iv)(A) negotiate, execute and deliver Debt Financing Documents that reflect the terms contained in the Debt Commitment Letter (including any “market flex” provisions related thereto) or on such other terms acceptable to Parent and the applicable Financing Sources and (B) negotiate, execute and deliver the Preferred Equity Financing Documents and the Holdco PIK Financing Documents that reflect the terms contained in the Intermediate Holdco Commitment Letter or on such other terms acceptable to Intermediate Holdco and the other parties to the Intermediate Holdco Commitment Letter; (v) in the event that the conditions set forth in Section 8.01 and Section 8.02 as to the obligations of Intermediate Holdco, Parent and Merger Sub and the Financing Conditions have been satisfied or waived or, upon funding would be satisfied, consummate the Financing (including consummation of the transactions required to satisfy clause (ii) of paragraph 6 of Annex III of the Debt Commitment Letter (as in effect on the date hereof)); and (vi) enforce Parent’s or Intermediate Holdco’s rights under each Commitment Letter (including by seeking damages or taking other enforcement actions, including seeking an order of specific performance).

(b)               Parent shall give the Company prompt notice of any actual breach or repudiation, or bona fide threatened in writing breach or repudiation, by any party to any Commitment Letter of which Parent or its Affiliates becomes aware. Without limiting Intermediate Holdco’s, Parent’s or Merger Sub’s other obligations under this Section 7.13, if any portion of the Financing becomes, or would reasonably be expected to become, unavailable on the terms and conditions contemplated in the applicable Commitment Letter (after, in the case of the Debt Commitment Letter, taking into account flex terms), Intermediate Holdco, Parent and Merger Sub shall (i) promptly notify the Company of such occurrence and the reasons therefor, (ii) use reasonable best efforts to obtain alternative financing in consultation with the Company, from the original Financing Sources or alternative financing sources (on terms containing conditions precedent to the consummation of such financing that are substantially identical to (and no more expansive than) the conditions precedent expressly set forth in the applicable Commitment Letter being replaced by such alternative financing as in effect on the date hereof), in an amount sufficient to replace any unavailable portion of the applicable Financing; provided, however, that in no event shall the foregoing require Intermediate Holdco, Parent and/or Merger Sub to agree to any terms or conditions materially less favorable (taken as a whole and taking into account any “market flex” provision) to Intermediate Holdco, Parent and/or Merger Sub (as determined in the reasonable judgment of Intermediate Holdco, Parent and/or Merger Sub), in each case relative to those set forth in the applicable Commitment Letter being replaced, and, and (iii) if and when available, provide the Company with a true and complete copy of, a new financing commitment that provides for such alternative financing. Upon any such replacement, amendment, supplement or other modification of, or waiver under, the Debt Commitment Letter or the Intermediate Holdco Commitment Letter in accordance with this Section 7.13(b), the term “Debt Commitment Letter” or “Intermediate Holdco Commitment Letter”, as applicable thereto (and consequently the terms “Debt Financing,” “Preferred Equity Financing,” “Holdco PIK Financing” and “Financing” shall mean the Debt Financing, the Preferred Equity Financing and the Holdco PIK Financing contemplated by such Commitment Letters as so replaced, amended, supplemented, modified or waived), shall mean such Commitment Letter as so replaced, amended, supplemented, modified or waived. Neither Parent nor any of its Affiliates shall amend, modify, supplement, restate, assign, substitute or replace any of the Commitment Letters or any definitive documentation in respect of the Financing except (A) for substitutions and replacements pursuant to the immediately preceding sentence, (B) such amendments, modifications, supplements, restatements, assignments, substitutions or replacements that do not (1) reduce the aggregate amount of the Financing thereunder (including by changing the amount of fees to be paid or original issue discount thereof), or (2) impose any new or additional condition, or otherwise amend, modify or expand any condition, to the receipt of any portion of the Financing; provided, that, for the avoidance of doubt (x) Parent and Merger Sub may amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, co-managers, syndication agents or other financing sources who had not executed the Debt Commitment Letter as of the date hereof and, in connection therewith, amend the economic and other arrangements with respect to the appointment of such existing and additional entities (including in connection with any Second Lien Giveaway), (y) Intermediate Holdco may amend the Intermediate Holdco Commitment Letter to add investors, other financing sources or other parties who had not executed the Intermediate Holdco Commitment Letter as of the date hereof and, in connection therewith, amend the economic and other arrangements with respect to the appointment of such existing and additional entities and (z) Parent shall promptly furnish to Company copies of any such amendments, modifications, supplements, restatements, assignments, substitutions or replacements to or under the applicable Commitment Letter, and upon the execution and delivery thereof, any Debt Commitment Letter in respect of any Second Lien Giveaway or Replacement Commitment Facility. Other than as permitted under this Agreement, Parent shall not consent to any assignment of rights or obligations under any of the Commitment Letters without the prior written approval of the Company, such approval not to be unreasonably withheld, conditioned or delayed. Parent shall consult with and keep the Company informed in reasonable detail of the status of Parent’s efforts to arrange the Financing. Upon the reasonable written request of the Company, Parent will make commercially reasonable efforts to confirm (a) with the applicable Financing Sources their intent and ability to perform, and the availability of the applicable Financing under, the applicable Commitment Letter, subject only to satisfaction or waiver of the applicable Financing Conditions, and (b) that none of Parent, the Financing Sources or the Guarantor are aware of any event or condition that would reasonably be expected to result in the failure of a Financing Condition. Neither Parent nor any of its Affiliates shall take any action that could reasonably be expected to materially delay or prevent the consummation of the Financing. Parent and Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Merger, are not subject to, or conditioned on, Parent’s or Merger Sub’s receipt of financing.

Section 7.14       Termination of Company Credit Agreement.

(a)               At least one (1) Business Day prior to Closing, the Company shall deliver to Parent an executed Payoff Letter for the Company Credit Agreement, a draft of which will be provided to Parent by the Company no later than five (5) Business Days prior to the Closing Date, from the agent, lenders and/or creditors for the Company Credit Agreement.

(b)               Contemporaneously with the Closing, Merger Sub shall pay (or cause to be paid) to the lenders under the Company Credit Agreement the amount specified in the Payoff Letter with respect thereto (including after giving effect to any per diem amount specified therein, to the extent applicable) in cash in immediately available funds to the bank account(s) specified therein to discharge all obligations of the Acquired Companies outstanding under the Company Credit Agreement and to terminate the commitments thereunder; provided that, with the prior agreement of the parties, such amounts may be paid (in whole or in part) using cash of the Acquired Companies as of the Closing.

Article VIII.

CONDITIONS TO THE TRANSACTION

Section 8.01       Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver by all parties, if permissible under Applicable Law) at or prior to the Effective Time of each of the following conditions:

(a)               Required Company Stockholder Approval. The Required Company Stockholder Approval shall have been obtained.

(b)               Antitrust Approvals. (i) the waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated and (ii) the clearances, approvals and consents required to be obtained under the Antitrust Laws set forth on Schedule A hereto shall have been obtained and shall be in full force and effect.

(c)               No Legal Prohibition. The consummation of the Merger shall not then be enjoined, prevented, restrained, made illegal or prohibited by any Applicable Law.

Section 8.02       Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by each of Parent and Merger Sub, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

(a)               Representations and Warranties.

(i)                 Each of the representations and warranties made by the Company in Sections 4.01(a), 4.02, 4.05(a) and 4.20 (collectively, the “Company Fundamental Representations”) shall be true and correct, in all material respects, as of the date hereof and as of the Closing Date as if made as and on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date; and

(ii)              Each of the representations and warranties made by the Company in this Agreement other than the Company Fundamental Representations (without giving effect to any references to any “Company Material Adverse Effect” or other “materiality” qualifications) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made as and on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)               Covenants. Each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects, except for Section 6.01(a)(xxi) which shall have been complied with and performed in all respects.

(c)               No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

(d)               Company Closing Certificate. Parent shall have received a certificate executed on behalf of the Company by its authorized representative (the “Company Closing Certificate”) to the effect that the conditions set forth in Sections 8.02(a), 8.02(b) and 8.02(c) have been satisfied.

Section 8.03       Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

(a)               Representations and Warranties.

(i)                 Each of the representations and warranties made by Parent and Merger Sub in Sections 5.01, 5.02, and 5.06 (collectively, the “Parent Fundamental Representations”) shall be true and correct, in all material respects, as of the date hereof and as of the Closing Date as if made as and on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date; and

(ii)              Each of the representations and warranties made by Parent and Merger Sub in this Agreement other than the Parent Fundamental Representations (without giving effect to any references to materiality qualifications) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made as and on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger.

(b)               Covenants. Each of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)               Parent Closing Certificate. The Company shall have received a certificate executed on behalf of Parent by its authorized representative and to the effect that the conditions set forth in Sections 8.03(a) and 8.03(b) have been satisfied (the “Parent Closing Certificate”).

Section 8.04       Frustration of Closing Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 8.01 or Section 8.02 to be satisfied if such failure was primarily caused by the failure of Parent or Merger Sub to perform any of its material obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 8.01 or Section 8.03 to be satisfied if such failure was primarily caused by its failure to perform any of its material obligations under this Agreement.

Article IX.

TERMINATION

Section 9.01       Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted), only as follows:

(a)               by mutual written agreement of the Company and Parent;

(b)               by either the Company or Parent, if the Closing shall not have occurred on or before 5:00 p.m. (Eastern time) on June 20, 2021, (the “End Date”), whether such date is before or after the date of the receipt of Required Company Stockholder Approval; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date;

(c)               by either the Company or Parent, if any Governmental Authority shall have issued or enacted any Applicable Law permanently enjoining preventing, restraining, making illegal or otherwise prohibiting prior to the Effective Time, the consummation of the Merger, and, as applicable, such Applicable Law shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(c) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, the issuance of such Governmental Order, decree or ruling;

(d)               by either the Company or Parent, if (i) the Company Stockholder Meeting (including any final adjournments and postponements thereof) shall have been held and completed in accordance with this Agreement and the Company’s stockholders shall have voted on a proposal to adopt this Agreement and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any final adjournment or postponement thereof) by the Required Company Stockholder Approval;

(e)               by Parent, if there is any breach or inaccuracy of, or failure to perform or comply with, any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions specified in Section 8.02(a) and Section 8.02(b) (a “Terminating Company Breach”) cannot be satisfied at the Closing and has not been cured by the date that is the earlier of (i) 45 days after Parent notified the Company of such Terminating Company Breach and (ii) three Business Days prior to the End Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.01(e) if Parent or Merger Sub has breached, there is an inaccuracy of, or there is a failure to perform or comply with any of Parent’s or Merger Sub’s representations, warranties, covenants or agreements under this Agreement such that the Company would have the right to terminate this Agreement pursuant to Section 9.01(f) (notwithstanding any cure periods therein);

(f)                by the Company, if there is any breach or inaccuracy of, or failure to perform or comply with any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, such that the conditions specified in Section 8.01, Section 8.03(a) and Section 8.03(b) (a “Terminating Parent Breach”) cannot be satisfied at the Closing and has not been cured by the date that is the earlier of (i) 45 days after Parent notified the Company of such Terminating Company Breach and (ii) three Business Days prior to the End Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(f) if the Company has breached, there is an inaccuracy of, or there is a failure to perform or comply with any of the Company’s representations, warranties, covenants or agreements under this Agreement such that Parent would have the right to terminate this Agreement pursuant to Section 9.01(e) (notwithstanding any cure periods therein);

(g)               by Parent, if, prior to receipt of the Required Company Stockholder Approval, an Adverse Recommendation Change shall have occurred;

(h)               by the Company, at any time prior to the receipt of the Required Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal; provided, that (i) the Company has complied with the provisions of Section 6.02(d), (ii) the Company pays to Parent the Company Termination Fee in accordance with Section 9.03 and (iii) concurrently with such termination, the Company enters into such definitive agreement;

(i)                 by the Company, if (i) all of the conditions set forth in Section 8.01 and Section 8.02 (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing) have been satisfied, (ii) the Company has confirmed that (A) all of the conditions set forth in Section 8.03 have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing), and (B)the Company stands ready, willing and able take such actions required of it by this Agreement to cause the Closing to occur, and (iii) Parent fails to consummate the Closing within three (3) Business Days following the date the Closing should have occurred pursuant to Section 2.01.

(j)                 The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give a notice of such termination to the other party setting forth the clauses of this Section 9.01 under which such party is terminating this Agreement.

Section 9.02       Effect of Termination. Except as otherwise set forth in this Section 9.02 and Section 9.03, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than liability of the Company (subject to Section 9.03) for any intentional and willful breach of this Agreement occurring prior to such termination. The provisions of Sections 7.03, 7.12(d), 9.02, 9.03, Article X and the Confidentiality Agreement, shall survive any termination of this Agreement.

Section 9.03       Expenses; Termination Fee.

(a)               Except as set forth in Section 7.01 and this Section 9.03, each party hereto shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that in the event that the Transactions are not consummated, Parent shall pay all fees and expenses in connection with any financing arrangements, regardless of whether such financing fees and expenses were to be incurred by the Company or any of its Subsidiaries; provided, further, that except as set forth in Section 3.02(d), Parent shall bear and timely pay all Transfer Taxes and shall prepare and timely file, at its expense, all Tax Returns and other documentation with respect to such Transfer Taxes.

(b)               Company Termination Fee. If, but only if, this Agreement is terminated:

(i)                 (A) by Parent or the Company pursuant to Section 9.01(b) or Section 9.01(d) or by Parent pursuant to Section 9.01(e), (B) an Acquisition Proposal has been made to the Company after the date hereof and has not been withdrawn prior to such termination, (C) such Acquisition Proposal was publicly disclosed otherwise made known to the stockholders of the Company prior to such termination and (D) within twelve (12) months following the termination of this Agreement, (1) the Company enters into a definitive agreement for the consummation of any Acquisition Proposal (regardless of when made or the counterparty thereto) or (2) any Acquisition Proposal is consummated (regardless of whether when made or the counterparty thereto), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee, in each case, within three (3) Business Days after the date on which the Company enters into such definitive agreement or the date on which such Acquisition Proposal is consummated (provided, however, that for purposes of this Section 9.03(b)(i), the references to “twenty percent (20%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);

(ii)              by Parent pursuant to Section 9.01(g), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee, in each case, within three (3) Business Days following such termination; or

(iii)            by the Company pursuant to Section 9.01(h), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee within three (3) Business Days following such termination.

(c)               Notwithstanding anything to the contrary in this Agreement, but subject to Section 10.02, Parent’s right (i) to terminate this Agreement pursuant to Section 9.01 and (ii) to receive from the Company the Company Termination Fee (if payable) shall, in circumstances in which the Company Termination Fee is owed, constitute the sole and exclusive remedy of Parent and Merger Sub against (i) the Company and (ii) any of the Company’s former, current and future Affiliates, assignees, stockholders, controlling Persons, directors, officers, employees, agents, attorneys and other Representatives (the Persons described in clauses (i) and (ii), collectively, the “Company Parties”) for any breach, loss or damage suffered as a result of or relating to or arising out of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee and such other amounts, if any, referenced in Section 9.03(g), no Person shall have any rights or claims against the Company Parties under this Agreement or otherwise, whether at law or equity, in contract in tort or otherwise, and the Company Parties shall not have any other liability relating to or arising out of this Agreement or the Transactions. Nothing in this Section 9.03(c) shall in any way expand or be deemed or construed to expand the circumstances in which the Company or any other Company Party may be liable under this Agreement or the Transaction (including the Debt Financing). For the avoidance of doubt, while Parent or Merger Sub may pursue both a grant of specific performance of the type contemplated by Section 10.02 and the payment of the Company Termination Fee pursuant to Section 9.03(b), as the case may be, under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance of the type contemplated by Section 10.02 and monetary damages, including all or any portion of the Company Termination Fee.

(d)               Parent Termination Fee. If, but only if, this Agreement is terminated by the Company pursuant to Section 9.01(f) or Section 9.01(i), or is otherwise terminated with terminable pursuant to Section 9.01(f) or Section 9.01(i), then Parent shall pay, or cause to be paid, to the Company within five (5) Business Days following such termination (i) the Parent Termination Fee and (ii) an amount equal to the amount required to reimburse the Company for all actual and documented out-of-pocket costs, fees and expenses incurred in connection with this Agreement and the Transactions in an amount not to exceed (inclusive of any amounts payable pursuant to Section 7.12) $10,000,000 (the “Company Reimbursable Expenses”).

(e)               Notwithstanding anything to the contrary in this Agreement (other than Section 7.12(d)), but subject to Section 10.02, the Company’s right (i) to terminate this Agreement pursuant to Section 9.01 and (ii) to receive from Parent (A) the Parent Termination Fee (if payable), (B) any amounts payable pursuant to Section 7.12(d) and Section 9.03(g), and (C) the Company Reimbursable Expenses, shall constitute the sole and exclusive remedies of the Company against the Parent Parties, in each case, for any breach, loss or damage suffered as a result of or relating to or arising out of this Agreement, the Commitment Letters, the other documents related to the failure of the Transactions and the transactions contemplated hereby or thereby, including such termination, any breach of this Agreement by any Parent Party, the termination of this Agreement or the failure to consummate the Transactions, and upon such termination and the payment of the Parent Termination Fee (if payable) and such other amounts, if any, referenced in Section 9.03(g), no Person shall have any rights or claims against the Parent Parties under this Agreement, the Commitment Letters, the other documents related to the Transactions or otherwise, whether at law or equity, in contract in tort or otherwise, and the Parent Parties shall not have any other liability relating to or arising out of this Agreement, the Commitment Letters, the other documents related to the Transactions or the Transaction, except with respect to the Parent’s obligations set forth in Section 7.12(d). Nothing in this Section 9.03(e) shall in any way expand or be deemed or construed to expand the circumstances in which Parent or any other Parent Party may be liable under this Agreement or the Transaction. For the avoidance of doubt, while the Company may pursue both a grant of specific performance of the type contemplated by Section 10.02 to effect the Closing and the payment of the Parent Termination Fee pursuant to Section 9.03(d), as the case may be, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the type contemplated by Section 10.02 to effect the Closing and payment of the Parent Termination Fee.

(f)                Each of the Company, Parent and Merger Sub acknowledge and agree that the agreements contained in Sections 9.02 and 9.03 are an integral part of the Transactions, and that, without these agreements, neither Parent nor Merger Sub nor the Company would enter into this Agreement. The Company, Parent and Merger Sub acknowledge and agree that neither the Company Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub, on the one hand, and the Company, on the other hand, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger. The parties hereto acknowledge and hereby agree that in no event shall (i) the Company be required to pay the Company Termination Fee on more than one occasion or (ii) Parent be required to pay the Parent Termination Fee on more than one occasion.

(g)               Any amounts payable pursuant to Section 9.03(b), Section 9.03(d) or this Section 9.03(g) shall be paid by wire transfer of same day funds in accordance with this Section 9.03 to an account designated by Parent or the Company, as applicable (at least two (2) Business Days prior to the date such fee is to be paid). If the Company or Parent, as applicable, fails to pay when due any amount payable under Section 9.03(b) or Section 9.03(d), as applicable, and in order to collect such amount, Parent or the Company, as applicable, commences a suit that results in a judgment against the Company for the Company Termination Fee or Parent for the Parent Termination Fee, as applicable, then such party shall reimburse the other for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such suit.

Article X.
MISCELLANEOUS

Section 10.01   Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the U.S. mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by nationally recognized overnight delivery service or (d) when delivered by facsimile or email, addressed as follows:

if to Intermediate Holdco, Parent or Merger Sub, to:

c/o Veritas Capital Fund Management, L.L.C.

9 West 57th Street, 32nd Floor

New York, New York 10019

Attention: Jamie Dimitri

Email: jdimitri@veritascapital.com

with a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: Richard A. Presutti

Email: Richard.presutti@srz.com

if to the Company, to:

HMS Holdings Corp.

5615 High Point Drive

Irving, Texas 75038

Attention: Meredith Bjorck and Jeffrey Sherman

Email: meredith.bjorck@hms.com; jeff.sherman@hms.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Attention: Thomas Malone; Charles Ruck; and Javier Stark

Email: thomas.malone@lw.com; charles.ruck@lw.com; and javier.stark@lw.com or to such other address, electronic mail address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 10.01.

Section 10.02   Remedies Cumulative; Specific Performance. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the Transactions). It is accordingly agreed that the parties shall be entitled to seek to obtain an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Notwithstanding the foregoing, it is explicitly agreed that the right of the parties to seek an injunction, specific performance or other equitable remedies in connection with the Company’s enforcing Parent’s and Merger Sub’s obligations to effect the Closing shall be subject to the following requirements: (a) all conditions in Sections 8.01 and 8.02 have been satisfied or waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing) at the time when the Closing would have been required to occur, (b) the Financing has been funded or will be funded at the Closing, (c) the Company has confirmed that (i) all of the conditions set forth in Section 8.03 have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing), and (ii) if the Financing is funded, then the Company would take such actions required of it by this Agreement to cause the Closing to occur and (d) Parent and Merger Sub have failed to consummate the Closing prior to the second Business Day following the delivery of such confirmation.

Section 10.03   No Survival of Representations and Warranties. The representations and warranties and covenants and agreements in this Agreement and in any certificate or other writing delivered pursuant hereto by any Person shall terminate at the Effective Time other than those covenants or agreements of the parties which by their terms contemplate performance after the Effective Time or after termination of this Agreement.

Section 10.04   Amendments and Waivers.

(a)               Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that no amendment or waiver shall be made subsequent to receipt of the Required Company Stockholder Approval that requires further approval of the stockholders of the Company pursuant to the DGCL without such further stockholder approval. Notwithstanding anything to the contrary contained herein, the Lender Protective Provisions contained in this Agreement may not be amended, waived or otherwise modified in any manner that adversely affects any Financing or any Financing Related Person without the prior written consent of the Financing Sources.

(b)               No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No party shall be deemed to have waived any claim arising out of this Agreement, or any right, power or privilege hereunder, unless the waiver of such right, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 10.05   Disclosure Letter References. The parties hereto agree that any reference in a particular Section of the Company Disclosure Letter, as the case may be, shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenant, as applicable) of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenant, as applicable) is reasonably apparent on the face of such disclosure. The listing of any matter on a party’s Disclosure Letter shall not be deemed to constitute an admission by such party, or to otherwise imply, that any such matter is material, is required to be disclosed by such party under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in a party’s Disclosure Letter relating to any possible breach or violation by such party of any Contract or Applicable Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in a party’s Disclosure Letter be deemed or interpreted to expand the scope of such party’s representations, warranties and/or covenants set forth in this Agreement.

Section 10.06   Binding Effect; Benefit; Assignment.

(a)               This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing, (i) 7.04 Indemnitees (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 7.04, (ii) from and after the Effective Time, the holders of shares of Company Common Stock and holders of Company Compensatory Awards shall be intended third party beneficiaries of, and may enforce, Articles II and III, and (iii) the Financing Related Persons shall be intended third-party beneficiaries of, and may enforce, the Lender Protective Provisions.

(b)               Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by operation of Law or otherwise without the prior written consent of the other parties. Any purported assignment in violation of this Section 10.06(b) shall be null and void. Notwithstanding the foregoing, this Agreement (and all rights, interests and obligations hereunder) may be assigned, in whole or in part, without consent by each of Parent or Merger Sub (i) to any of its Affiliates or (ii) for collateral security purposes to any Persons providing financing to thereto pursuant to the terms thereof (including for purposes of creating a security interest herein or otherwise assigning as collateral in respect of such financing); provided that no such assignment shall affect or relieve Parent or Merger Sub of their obligations under this Agreement.

Section 10.07   Governing Law. This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of, or related to this Agreement, the Transactions, or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Notwithstanding the foregoing, each party hereto agrees that any Proceeding of any kind or description, whether in law or in equity, in contract, tort or otherwise, against the Financing Related Persons in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Commitment Letters, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any conflict of laws provision thereof that would cause the application of the Laws of another jurisdiction.

Section 10.08   Jurisdiction. Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any Federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof, in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in such courts, (b) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Applicable Law, in such Federal court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Court of Chancery of the State of Delaware or such Federal court and (d) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Court of Chancery of the State of Delaware or such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 10.08 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 10.01. However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on the other party in any other manner permitted by law. Notwithstanding anything herein to the contrary, each of the parties hereto agrees (i) that any Proceeding of any kind or nature, whether at law or in equity, in contract, tort or otherwise, against a Financing Related Person in connection with this Agreement, the Financing or the Transactions, shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York and any appellate court thereof and each party hereto submits for itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such courts, (ii) not to bring or permit any of its Affiliates or Representatives to bring or support anyone else in bringing any such action or proceeding in any other courts, (iii) that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, and (iv) to waive and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court.

Section 10.09   Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE FINANCING). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.09.

Section 10.10   Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 10.11   Entire Agreement. This Agreement, the Confidentiality Agreement and each of the documents, instruments and agreements delivered in connection with the Transactions, including each of the Exhibits, and the Company Disclosure Letter, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

Section 10.12   Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the fullest extent possible.

Section 10.13   Non-Recourse. Without limiting the rights of the Company under and to the extent provided under Section 10.02, this Agreement may only be enforced against, and any Proceeding based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as parties hereto (and the Guarantors in accordance with the Guaranty and any other Person named a party to any other agreement entered into in connection with the Transactions) and then only with respect to the specific obligations set forth herein (or therein), with respect to such party. Except to the extent a named party to this Agreement (and the Guarantors in accordance with the Guaranty and any other Person named a party to any other agreement entered into in connection with the Transactions) (and then only to the extent of the specific obligations undertaken by such named party herein or therein, and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Financing Related Person, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Company, Parent, Merger Sub or Intermediate Holdco under this Agreement (whether for indemnification or otherwise) or of or for any Proceeding based on, arising out of, or related to this Agreement or the Transactions; provided, however, that, notwithstanding the foregoing, nothing in this Section 10.13 shall in any way limit or modify the rights and obligations of Parent under this Agreement or any Financing Related Person’s obligations to Parent or Intermediate Holdco under the Commitment Letters.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

GAINWELL ACQUISITION CORP.

By:	/s/ Paul Saleh
	Name:	Paul Saleh
	Title:	President and CEO

GAINWELL INTERMEDIATE HOLDING CORP.

By:	/s/ Paul Saleh
	Name:	Paul Saleh
	Title:	President and CEO

MUSTANG MERGERCO INC.

By:	/s/ Paul Saleh
	Name:	Paul Saleh
	Title:	President and CEO

[Signature Page to Agreement and Plan of Merger]

HMS HOLDINGS CORP.

By:	/s/ William C. Lucia
	Name:	William C. Lucia
	Title:	Chairman, President and CEO

[Signature Page to Agreement and Plan of Merger]

Exhibit 10.1

FOURTH AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Fourth Amendment”), is made as of December 20, 2020 (the “Effective Date”), by and between HMS Holdings Corp. (the “Company”) and William C. Lucia (the “Employee”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

RECITALS

A.	The Company and the Employee have entered into that certain Executive Employment Agreement dated March 1, 2013, as amended on April 30, 2013, January 20, 2015, and February 21, 2018 (the “Employment Agreement”).

B.	The parties hereto wish to amend certain terms of the Employment Agreement.

AMENDMENT

The parties hereto hereby amend the Employment Agreement as follows, effective as of the Effective Date.

1.                   Section 2. Section 2 of the Employment Agreement is hereby amended by replacing the phrase “March 1, 2018” with “December 20, 2020” and “February 28, 2021” with “February 28, 2024”.

2.                   Section 6(c). The first sentence of Section 6(c) of the Employment Agreement is hereby amended and restated as follows:

“If, within 24 months following a Change in Control, the Company terminates the Executive’s employment without Cause or the Executive resigns for Good Reason, in addition to the benefits described in Section 6(b)(ii) above and subject to the release required under Section 6(b)(iii), the Executive will receive (i) the cash severance described in Section 6(b)(i), paid in a single lump sum payment at the time provided under Section 6(b)(i) for the first payment (i.e., in the first payroll period following the Release Effective Date (or such later date as either Section 6(b)(iii) or Section 24 provides)) and (ii) Company-provided financial and tax services for the one-year period following the Release Effective Date.”

3.                   Section 6(d)(ii)(II). Subclause (iii) of Section 6(d)(ii)(II) of the Employment Agreement is hereby amended and restated as follows:

“a material reduction in the Executive’s Base Salary or Target Bonus;”.

4.                   This Fourth Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of, the Employment Agreement.

5.                   Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first written above.

HMS HOLDINGS CORP.

By:	/s/ Jeffrey S. Sherman
Name: Jeffrey S. Sherman
Title: Executive Vice President, Chief Financial Officer and Treasurer

EMPLOYEE

/s/ William C. Lucia
William C. Lucia

Exhibit 10.2

FIRST AMENDMENT TO

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “First Amendment”), is made as of December 20, 2020 (the “Effective Date”), by and between HMS Holdings Corp. (the “Company”) and [______] (the “Employee”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

RECITALS

A.	The Company and the Employee have entered into that certain Executive Employment Agreement dated [______] (the “Employment Agreement”).

B.	The parties hereto wish to amend certain terms of the Employment Agreement.

AMENDMENT

The parties hereto hereby amend the Employment Agreement as follows, effective as of the Effective Date.

1.                   Section 6(b)(i). Section 6(b)(i) of the Employment Agreement is hereby amended and restated as follows:

“Cash Severance. The Company will pay to you in cash an amount equal to 1.5 times the sum of (i) your annual Base Salary and (ii) your target Bonus opportunity for the year in which the termination occurs, paid ratably in equal installments over a 18-month period beginning in the first payroll period following the Release Effective Date (as defined below) (or such later date required by Section 7) in accordance with the Company’s standard payroll policies and procedures and in a manner consistent with Section 7;”.

2.                   Section 6(b)(ii). The first sentence of Section 6(b)(ii) of the Employment Agreement is hereby amended and restated as follows:

“The Company will pay you, on the Release Effective Date (or such later date as either Section 6(b)(iii) or 7(a) requires), a lump sum amount equal to 18 times the difference between the monthly COBRA coverage premium for the same type of medical and dental coverage (single, family, or other) in which you are enrolled as of the date your employment ends and your then-monthly employee contribution.”.

3.                   Section 6(c)(iii). Subclause (iii) of Section 6(c)(iii) of the Employment Agreement is hereby amended and restated as follows:

“a material reduction in your Base Salary or target Bonus opportunity;”.

4.                   Section 6(e). The first sentence of Section 6(e) of the Employment Agreement is hereby amended and restated as follows:

“If, within 24 months following a Change in Control, the Company terminates your employment without Cause or you resign for Good Reason, in addition to the benefits described in Section 6(b)(ii) and subject to the release required under Section 6(b)(iii), you will receive (i) the cash severance described in Section 6(b)(i), paid in a single lump sum on the Release Effective Date in accordance with the Company’s standard payroll policies and procedures (or such later date as either Section 6(b)(iii) or 7(a) requires) and (ii) Company-provided financial and tax services for the one-year period following the Release Effective Date.”.

5.                   This First Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of, the Employment Agreement.

6.                   Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

(Signature page follows)

2

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

HMS HOLDINGS CORP.

By:
Name: William C. Lucia
Title: President and Chief Executive Officer

EMPLOYEE

[_________]

3

Exhibit 10.3

December 20, 2020

Dear [________]:

As you may know, HMS Holdings Corp. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company will become a wholly-owned subsidiary of Gainwell Acquisition Corp. (“Parent”) (the “Merger”). We are pleased to inform you that, in connection with the Merger, the Company has determined that you are eligible to receive a cash bonus in accordance with the terms and conditions set forth in this letter agreement.

1.                Bonus. Subject to your continued employment with the Company or its affiliates through the closing of the Merger (the date of such closing, the “Closing Date”), the Company will pay you a cash bonus equal to $[________] (the “Bonus”). The Bonus shall be paid to you in a single lump sum no later than 30 days following the Closing Date.

2.                Withholding. The Company or its affiliates may withhold from any amount payable under this letter agreement such federal, tax or local taxes as are required to be withheld pursuant to any applicable law or regulation.

3.                Restrictive Covenants. In addition, you agree and acknowledge that as consideration for the Bonus, your right to receive and retain the Bonus is subject to and conditioned upon your continued compliance with the restrictive covenants (including without limitation any confidentiality, non-solicitation and non-competition covenants) contained in an employment, service, retention, severance or other similar agreement between you and the Company and/or any of its subsidiaries or affiliates.

4.                Termination of Employment. Notwithstanding anything to the contrary herein, if you experience a Qualifying Termination (as defined in the Company’s Retention Bonus Plan) on or prior to the Closing Date, the Company will pay you the Bonus within 30 days following the Closing Date, subject to your timely execution and non-revocation of a general release of claims in a form prescribed by the Company. If your employment with the Company or its affiliates is terminated for any reason other than a Qualifying Termination on or prior to the Closing Date, your right to the Bonus will be forfeited, you will have no right to receive any portion of the Bonus and the Company will have no further obligations to you under this letter agreement.

5.                Section 409A. Notwithstanding anything to the contrary herein, no portion of the Bonus shall be paid during the six-month period following your “separation from service” (within the meaning of Code Section 409A) if the Company reasonably determines that paying such amounts at the time or times indicated herein would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Code Section 409A without resulting in a prohibited distribution, including as a result of your death), you will be paid a lump-sum amount equal to the cumulative amount that would have otherwise been payable to you during such period (without interest).

5615 High Point Drive | Irving, TX 75038 | 214.453.3000 | hms.com

6.                 No Right to Continued Employment. Nothing contained in this letter agreement shall (i) confer upon you any right to continue in the employ the Company or its affiliates, (ii) constitute any contract or agreement of employment, or (iii) interfere in any way with the rights of the Company or its affiliates to terminate your employment at any time, for any reason, with or without cause.

7.                 Merger Agreement. In the event the Merger Agreement is terminated prior to consummation of the Merger, this letter agreement shall automatically and without further action terminate.

8.                 Entire Agreement. This letter agreement constitutes the entire and complete agreement between you and the Company and its affiliates with respect to the subject matter hereof and supersedes any and all other agreement or arrangements, whether oral or written, between you and the Company or its affiliates (or any predecessor or representative (including officer, shareholder or director) thereof) with respect to the subject matter hereof.

9.                 Governing Law. This letter agreement shall be administered, interpreted and enforced under the laws of the State of [______]1 without regard to the conflicts of law principles thereof.

Please indicate your acceptance and acknowledgement of, and agreement to, the foregoing by signing and dating the space provided below for your signature. Please retain one fully-executed original for your files.

[Signature Page Follows]

1 NTD: Insert state in which the recipient is based.

Sincerely,

HMS Holdings Corp.

By:
Name:	[______]
Title:	[______]

Accepted, Acknowledged and Agreed, this __ day of _____________, 2020.

By:

Print Name:

Exhibit 10.4

HMS HOLDINGS CORP.

RETENTION BONUS PLAN

HMS Holdings Corp., a Delaware corporation (the “Company”), has adopted this HMS Holdings Corp. Retention Bonus Plan (the “Plan”) for the benefit of certain employees of the Company or its Affiliates (as defined below), on the terms and conditions hereinafter stated. The Plan, as set forth herein, is intended to reinforce and encourage the continued attention and dedication of such employees to their duties without distraction in connection with the occurrence of a Change in Control (as defined below).

1.       Defined Terms. For purposes of the Plan, the following terms shall have the meanings indicated below:

1.1               “Affiliate” means, with respect to any person, any domestic or foreign individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

1.2               “Board” means the board of directors of the Company.

1.3               “Cause”, with respect to a Participant, shall have that meaning provided in an applicable employment agreement, service agreement, retention or severance agreement, or other similar agreement between a Participant and the Company (or an Affiliate) or, if no such agreement exists or if such agreement does not contain a definition of Cause (or similar term), then Cause means any of the following: the Participant’s (i) fraud with respect to the Company; (ii) material misrepresentation to any regulatory agency, governmental authority, outside or internal auditors, internal or external Company counsel, or the Board concerning the operation or financial status of the Company; (iii) theft or embezzlement of assets of the Company; (iv) conviction or plea of guilty or nolo contendere to any felony (or to a felony charge reduced to a misdemeanor), or, with respect to the Participant’s employment, to any misdemeanor (other than a traffic violation); (v) material failure to follow the Company’s conduct and ethics policies that have been provided or made available to the Participant; (vi) if the Participant has an effective employment agreement, service agreement, retention or severance agreement, or other similar agreement, or a restrictive covenant agreement, with the Company (or an Affiliate), the Participant’s material breach of any such agreement; and/or (vii) continued failure to attempt in good faith to perform the Participant’s duties as reasonably assigned by his or her supervisor at the time.

1.4               “Change in Control” shall have that meaning set forth in the Company’s 2019 Omnibus Incentive Plan.

1.5               “Closing” means the consummation of a Change in Control.

1.6               “Closing Date” means the date on which the Closing occurs.

1.7               “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.8               “Committee” means (i) prior to a Change in Control, the compensation committee of the Board and (ii) following a Change in Control, the Company’s Chief Executive Officer as of immediately prior to the consummation of such Change in Control.

1.9               “Employee” means an individual who is an employee of the Company or any Successor Entity (or an Affiliate).

1.10           “Good Reason”, with respect to a Participant, shall have that meaning provided in an applicable employment agreement, service agreement, retention or severance agreement, or other similar agreement between a Participant and the Company (or an Affiliate), if applicable.

1.11           “Participant” means each Employee who is selected to participate in the Plan in accordance with Section 3 and receives a Participation Notice.

1.12           “Participation Notice” means the written notice provided to each Participant by the Company setting forth the terms of his or her participation in the Plan, the form of which is attached as Exhibit A.

1.13           “Qualifying Termination”, with respect to a Participant, means a termination of such Participant’s employment (i) by the Company or any Successor Entity (or any of their respective Affiliates) without Cause or (ii) with respect to a Participant who is a party to an individual agreement with the Company or any Successor Entity (or any of their respective Affiliates) that contains a “good reason” or similar definition, by a Participant for Good Reason.

1.14           “Release” means a general release of claims against the Company, in a form prescribed by the Company.

1.15           “Separation from Service” means a Participant’s “separation from service” from the Company (including a Successor Entity or Affiliate) within the meaning of Section 409A.

1.16           “Successor Entity” means any entity that acquires or otherwise succeeds to all or substantially all of the business or assets of the Company upon and following the Closing.

2.       Effectiveness of the Plan. The Plan is effective as of December 20, 2020 (the “Effective Date”).

3.       Plan Administrator. The Plan shall be interpreted, administered and operated by the Committee (the “Plan Administrator”), which shall have complete authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Plan Administrator shall be final, conclusive and binding on all parties who have an interest in the Plan. Notwithstanding the foregoing, the Plan Administrator or, with respect to a Participant who is not an executive officer or Senior Vice President of the Company, the Company’s Chief Executive Officer, shall determine the Participants and the size of such Participant’s Retention Bonus (as defined below) in accordance with the provisions of Section 4 hereof. Promptly following such determination, the Company shall provide written notice to each Participant pursuant to a Participation Notice.

4.       Retention Bonus. Each Participant shall be eligible to receive a cash bonus (the “Retention Bonus”) in an aggregate amount set forth in such Participant’s Participation Notice upon the terms and conditions set forth herein. Subject to Section 5 hereof, each Retention Bonus shall vest as to 100% of such Retention Bonus on the 90th day following the Closing Date, subject to the Participant’s continuous employment through such vesting date.

5.       Forfeiture; Termination of Employment. In order to be eligible to receive a Retention Bonus, a Participant must be continuously employed by the Company (including a Successor Entity or an Affiliate) through the applicable vesting date. Notwithstanding the foregoing, in the event that a Participant experiences a Qualifying Termination on or after the Closing, but prior to or on the 90th day following the Closing Date, then the Participant shall be entitled to receive the Participant’s Retention Bonus, subject to the Participant’s timely execution and non-revocation of a Release within such time period prescribed by the Company in accordance with applicable law. The Retention Bonus shall be payable within 30 days following the Participant’s termination date.

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6.       Payment. Retention Bonus payments shall be made by the designated payroll provider within 30 days following the applicable vesting date.

7.       Section 409A.

7.1               To the extent applicable, the Plan shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, to the extent that the Plan Administrator determines that any payments or benefits under the Plan may not be either compliant with or exempt from Section 409A of the Code and related Department of Treasury guidance, the Plan Administrator may in its sole discretion adopt such amendments to the Plan or take such other actions that the Plan Administrator determines are necessary or appropriate to (i) exempt the compensation and benefits payable under the Plan from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 7 shall not create any obligation on the part of the Plan Administrator to adopt any such amendment or take any other action, nor shall the Company or any of its Affiliates have any liability for failing to do so.

7.2               Any right to a series of installment payments pursuant to this Plan and any Participation Notice is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A of the Code, any separate payment or benefit under this Plan and any Participation Notice or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A of the Code. All payments of nonqualified deferred compensation subject to Section 409A of the Code to be made hereunder upon a termination of employment may only be made upon the Participant’s Separation from Service.

7.3               Notwithstanding anything to the contrary herein, no portion of a Participant’s Retention Bonus shall be paid to any Participant during the six-month period following such Participant’s Separation from Service if the Company reasonably determines that paying such amounts at the time or times indicated herein would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the applicable Participant’s death), the Participant shall be paid a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such period (without interest).

8.        Successors.

8.1               Company Successors. The Plan shall inure to the benefit of and shall be binding upon the Company, the Successor Entity, and their successors and assigns. Any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume and agree to perform the obligations of the Company under the Plan.

8.2               Participant Successors. The Plan shall inure to the benefit of and be enforceable by each Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees or other beneficiaries. If a Participant dies while any amount remains payable to such Participant hereunder, all such amounts shall be paid in accordance with the terms of the Plan to the executors, personal representatives or administrators of such Participant’s estate.

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9.        Miscellaneous.

9.1               Entire Plan. The Plan contains the entire understanding of the parties relating to the subject matter hereof.

9.2               No Right to Continued Service. Nothing contained in the Plan shall (i) confer upon any Participant any right to continue as an Employee of the Company or any Successor Entity, or any Affiliate thereof, (ii) constitute any contract of employment or agreement to continue employment for any particular period, or (iii) interfere in any way with the right of the Company or any Successor Entity, or any Affiliate thereof, to terminate a service relationship with any Participant, with or without Cause.

9.3               Termination and Amendment of Plan. If a Change in Control is not consummated prior to the two-year anniversary of the Effective Date, then (i) the Plan shall terminate automatically and (ii) no Retention Bonus shall become payable pursuant to the Plan. In addition, the Plan shall terminate upon the Company’s satisfaction of all of its obligations under the Plan. The Company reserves the right to amend or modify the Plan or any Participation Notice at any time in its sole discretion prior to the Closing. The Plan shall not be amended, modified, suspended or terminated on or after the Closing (a) except with the express written consent of each Participant who would be adversely affected by any such amendment, modification, suspension or termination, or (b) unless and until all rights and obligations hereunder have been fully and finally satisfied or forfeited. In addition, following the Closing, the definition of Cause and/or Good Reason (if applicable) set forth in an applicable employment agreement, service agreement, retention or severance agreement, or other similar agreement between a Participant and the Company (or an Affiliate) shall not be amended or modified except with the express written consent of each Participant who would be adversely affected by any such amendment or modification.

9.4               Payments Not Deemed to be Salary; No ERISA Plan. No payment payable under the Plan shall be deemed salary or other compensation to any Participant for purposes of computing benefits to which a Participant may be entitled under any vacation, disability, profit sharing, pension plan or other arrangement of the Company for the benefit of employees except as may otherwise be specifically provided for by such plan or other arrangement. This Plan is intended to constitute an “unfunded” plan for incentive compensation, and is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be considered to create a trust or fund, or any obligation to fund or otherwise secure the payment of any amounts due under the Plan, or any kind or fiduciary relationship between the Company and any Participant or any of its other employees or a security interest of any kind in any property of the Company in favor of any Participant or any other person.

9.5               Withholding. The Company shall have the authority and the right to deduct and withhold an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any Retention Bonus payable under the Plan.

9.6               Benefits not Assignable. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under the Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

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9.7               Restrictive Covenants. A Participant’s entitlement to and retention of the amounts under the Plan are expressly conditioned upon such Participant’s continued compliance with applicable restrictive covenants signed or entered into in connection with such Participant’s employment (including but not limited to, covenants relating to competition, solicitation or hiring of employees, solicitation of customers, and confidentiality), and if the Participant breaches any such restrictive covenants then amounts described herein shall no longer be payable and, if already paid, shall promptly be returned to the Company within seven days of the Company providing the Participant with written notice of such breach, to the extent permitted or required by law.

9.8               Applicable Law. The Plan shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware).

9.9               Validity. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

9.10           Captions. The captions contained in the Plan are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Plan’s provisions.

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EXHIBIT A

FORM OF PARTICIPATION NOTICE

[See attached.]

PARTICIPATION NOTICE

HMS HOLDINGS CORP. RETENTION BONUS PLAN

December 20, 2020

Dear [_________]:

In connection with your employment by HMS Holdings Corp. and its direct and indirect subsidiaries (collectively, the “Company”), the Company has determined that you will be eligible to receive a retention bonus (the “Retention Bonus”) under the HMS Holdings Corp. Retention Bonus Plan (the “Plan”), a copy of which is being provided to you with this Participation Notice.

1.                   Incorporation by Reference. The Retention Bonus described in this Participation Notice is subject in all respects to the terms, conditions and provisions of the Plan, as amended from time to time, all of which are made a part of and incorporated by reference into this Participation Notice. All capitalized terms used but not defined in this Participation Notice shall have the definitions provided in the Plan. In the event of any conflict between the terms of this Participation Notice and the terms of the Plan, the terms of the Plan shall govern.

2.                   Vesting Schedule. You are eligible to receive a Retention Bonus of up to $[______]. Your Retention Bonus will vest as to 100% of such Retention Bonus on the 90th day following the Closing Date, subject to your continued employment through such vesting date, as described in the Plan.

3.                   Certain Terminations of Employment. Your Retention Bonus may be subject to forfeiture or accelerated vesting/payment, in whole or in part, in connection with certain terminations of employment (as further described in the Plan). In the event you experience a Qualifying Termination on or after the Closing, but prior to or on the 90th day following the Closing Date, then in order for you to receive payment of any portion of your Retention Bonus, you must sign (and not revoke) a general release of claims in a form provided by the Company on or after your termination of employment.

4.                   Restrictive Covenants. In addition, note that your entitlement to and retention of the amounts described herein are expressly conditioned upon your continued compliance with applicable restrictive covenants you signed or entered into in connection with your employment (including but not limited to, covenants relating to competition, solicitation or hiring of employees, solicitation of customers, and confidentiality), and if you breach any such restrictive covenants then amounts described herein shall no longer be payable and, if already paid, shall promptly be returned to the Company within seven days of the Company providing you with written notice of such breach, to the extent permitted or required by law.

5.                   Applicable Law. This Participation Notice and the Plan shall be construed, interpreted and the rights of you and the Company determined in accordance with the laws of the State of Delaware (without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware).

Please confirm your acceptance of the Retention Bonus award on the terms and conditions set forth in the Plan and this Participation Notice by signing and dating the acknowledgment below.

[Signature page follows]

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Sincerely,

HMS HOLDINGS CORP.

By:

Name: William C. Lucia

Title: President and Chief Executive Officer

ACKNOWLEDGMENT:

I hereby acknowledge receipt of the Plan, a copy of which has been provided to me with this Participation Notice, and represent that I am familiar with the terms and provisions thereof. I hereby accept this Retention Bonus award subject to all of the terms and provisions of the Plan and this Participation Notice. I have reviewed the Plan and this Participation Notice in their entirety. I hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Participation Notice.

By:
[Name]

Date:

Exhibit A

HMS Holdings Corp. Retention Bonus Plan